Exhibit 10.1

EXECUTION VERSION

$500,000,000

SECOND AMENDED AND RESTATED REVOLVING CREDIT

AND GUARANTY AGREEMENT

Dated as of June 20, 2013

among

DANA HOLDING CORPORATION,

as Borrower

and

THE GUARANTORS PARTY HERETO

and

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent

and

BANK OF AMERICA, N.A., CITIBANK, N.A., and JPMORGAN CHASE BANK, N.A.,

as Issuing Banks

and

THE LENDERS PARTY HERETO

CITIGROUP GLOBAL MARKETS INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED,

as Lead Arrangers

and

CITIGROUP GLOBAL MARKETS INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED,

as Joint Bookrunners

BANK OF AMERICA, N.A.,

as Syndication Agent

and

BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A., UBS

SECURITIES LLC, and WELLS FARGO BANK, N.A.

as Documentation Agents

i

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.01	Conditions Precedent to the Closing Date	66
Section 3.02	Conditions Precedent to Each Borrowing and Each Issuance of a Letter of Credit	68
Section 3.03	Determinations Under Section 3.01	68

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Loan Parties	69

ARTICLE V

COVENANTS OF THE LOAN PARTIES

Section 5.01	Affirmative Covenants	73
Section 5.02	Negative Covenants	77
Section 5.03	Reporting Requirements	85
Section 5.04	Financial Covenant	88

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01	Events of Default	88
Section 6.02	Actions in Respect of the Letters of Credit upon Default	90

ARTICLE VII

THE AGENTS

Section 7.01	Appointment and Authorization of the Agents	91
Section 7.02	Delegation of Duties	92
Section 7.03	Liability of Agents	92
Section 7.04	Reliance by Agents	93
Section 7.05	Notice of Default	94
Section 7.06	Credit Decision; Disclosure of Information by Agents	94
Section 7.07	Indemnification of Agents	94
Section 7.08	Agents in Their Individual Capacity	95

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Existing Accounts
Schedule III	-	Affiliated Transactions
Schedule IV	-	Agreements with Negative Pledge Clauses
Schedule V	-	Concentration Limits
Schedule 1.01(a)	-	Existing Letters of Credit
Schedule 1.01(b)	-	Surviving Debt
Schedule 4.01	-	Equity Investments; Subsidiaries
Schedule 4.01(j)	-	Disclosures
Schedule 5.02(a)	-	Existing Liens
Schedule 5.02(f)	-	Existing Investments
Schedule 5.02(m)	-	Permitted Sales and Lease Backs

EXHIBITS

Exhibit A	-	Form of Revolving Credit Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D-1	-	Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP
Exhibit D-2	-	Form of Opinion of Shumaker, Loop & Kendrick, LLP
Exhibit E	-	Form of Tax Compliance Certificate
Exhibit F	-	[Reserved]
Exhibit G	-	Form of Amended and Restated Security Agreement
Exhibit H	-	Form of Guaranty Supplement
Exhibit I	-	Form of Borrowing Base Certificate
Exhibit J	-	[Reserved]
Exhibit K	-	[Reserved]
Exhibit L	-	Form of Solvency Certificate

SECOND AMENDED AND RESTATED REVOLVING

CREDIT AND GUARANTY AGREEMENT

SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT (this “Agreement”) dated as of June 20, 2013 among DANA HOLDING CORPORATION, a Delaware corporation (the “Borrower”), and each of the direct and indirect subsidiaries of the Borrower signatory hereto (each, a “Guarantor”, and, collectively, together with any person that becomes a Guarantor hereunder pursuant to Section 8.05, the “Guarantors”), the banks, financial institutions and other institutional lenders party hereto (each, a “Lender”, and collectively with any other person that becomes a Lender hereunder pursuant to Section 9.07, the “Lenders”), CITIBANK, N.A. (“CITI”), as administrative agent (as successor administrative agent to Citicorp USA, Inc. (“CUSA”)) (or any successor appointed pursuant to Article VII, the “Administrative Agent”) for the Lender Parties and the other Secured Parties (each as hereinafter defined), CITI as collateral agent (as successor collateral agent to CUSA) (or any successor appointed pursuant to Article VII, the “Collateral Agent”) for the Lender Parties and the other Secured Parties, CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MLPFS”), as lead arrangers (the “Lead Arrangers”), CGMI and MLPFS, as joint bookrunners (the “Joint Bookrunners”), BANK OF AMERICA, N.A., as syndication agent (the “Syndication Agent”), BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A., UBS SECURITIES LLC, and WELLS FARGO BANK, N.A., as documentation agents (the “Documentation Agents”).

PRELIMINARY STATEMENTS

(1) The Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and certain banks and financial institutions have entered into that certain Amended and Restated Revolving Credit and Guaranty Agreement dated as of February 24, 2011 (the “Existing Credit Agreement”).

(2) The Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders have agreed to further amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Collateral” means all “ABL Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Account Debtor” means the Person obligated on an Account.

“Accounts” has the meaning set forth in the UCC.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“ACH” means automated clearinghouse transfers.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the Equity Interests in any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

“Activities” has the meaning specified in Section 7.08.

“Additional Revolving Credit Commitment Amendment” has the meaning specified in Section 2.21(b).

“Additional Blocked Account Agreement” has the meaning specified in Section 2.17(g).

“Additional Commitments Closing Date” has the meaning specified in Section 2.21(b).

“Additional Revolving Credit Commitments” means the commitments of the Additional Revolving Credit Lenders to make Additional Revolving Credit Advances pursuant to Section 2.21.

“Additional Revolving Credit Lenders” means the lenders providing the Additional Revolving Credit Advances.

“Additional Revolving Credit Advances” means any loans made in respect of any Additional Revolving Credit Commitments that shall have been added pursuant to Section 2.21.

“Adjustment Date” has the meaning specified in the definition of “Applicable Margin”.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with CITI and identified to the Borrower and the Lender Parties from time to time.

“Administrative Agent Fee Letter” means the fee letter dated May 29, 2013 by and between the Borrower and CGMI.

“Advance” means a Revolving Credit Advance, a Swing Line Advance, a Letter of Credit Advance or an Additional Revolving Credit Advance, as applicable.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Affiliated Lender” has the meaning specified in the definition of “Eligible Assignee”.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Agent Parties” has the meaning specified in Section 9.02(c).

“Agent-Related Persons” means, the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Agents and Affiliates.

“Agent Concentration Account” has the meaning specified in Section 2.17(b).

“Agents” means the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agents and the Lead Arrangers.

“Agent’s Group” has the meaning specified in Section 7.08.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party,” and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss or gain on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss or gain on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means the rate per annum as determined pursuant to the pricing grid below based upon the average daily Availability for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date:

Availability	Applicable Margin for Eurodollar Advances	Applicable Margin for Base Rate Advances
> $350,000,000	1.50%	0.50%
> $150,000,000 but < $350,000,000	1.75%	0.75%
< $150,000,000	2.00%	1.00%

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Any change in the Applicable Margin resulting from changes in average daily Availability shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the last Borrowing Base Certificate of any Fiscal Quarter is delivered to the Lenders pursuant to Section 5.03(o) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any such Borrowing Base Certificate is not delivered within the time period specified in Section 5.03(o), then, until the date that is three Business Days after the date on which such Borrowing Base Certificate is delivered, the highest rate set forth in each column of the above pricing grid shall apply.

In the event that at any time after the end of a Fiscal Quarter it is discovered that the average daily Availability for such Fiscal Quarter used for the determination of the Applicable Margin was less than the actual amount of the average daily Availability for such Fiscal Quarter, the Applicable Margin for such prior Fiscal Quarter shall be adjusted to the applicable percentage based on such actual average daily Availability for such Fiscal Quarter and any additional interest for the applicable period payable as a result of such recalculation shall be due and payable on the next date in which interest or fees are due and payable to Lender Parties.

“Appropriate Lender” means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Commitment or Advances outstanding, in each case with respect to or under such Facility at such time, (b) the Letter of Credit Sublimit, (i) any Issuing Bank and (ii) if the Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Lender and (ii) if the Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each Revolving Credit Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Availability” means at any time the excess of (a) the Revolving Credit Availability Amount over (b) the sum of (i) the Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding at such time plus (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time.

“Availability Condition” means, immediately before and immediately after giving effect to the relevant Restricted Payment, Investment, incurrence of Lien and/or Debt (including, but not limited to, a Restricted Payment pursuant to Section 5.02(d)(i), an Investment pursuant to Section 5.02(f)(xii), or a payment of Debt pursuant to Section 5.02(n)), (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) either (1) Availability on a pro forma basis as calculated in the Borrowing Base Certificate most recently furnished pursuant to Section 5.03(o) shall be at least $100,000,000 or (2) in the event that Availability on a pro forma basis as calculated in the Borrowing Base Certificate most recently furnished pursuant to Section 5.03(o) is less than $100,000,000

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Second Amended and Restated Revolving Credit and Guaranty Agreement

but greater than or equal to $75,000,000, then the Consolidated Fixed Charge Coverage Ratio shall be at least 1.0:1.0 on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended.

“Availability Threshold Amount” means $62,500,000.

“Bank of America” means Bank of America, N.A.

“Barclays” means Barclays Bank PLC.

“Bank Product Cap” means an aggregate amount of Bank Product Obligations not to exceed $125,000,000.

“Bank Product Obligations” means, at any time, the aggregate amount of Obligations in respect of (i) Secured Hedge Agreements at such time and (ii) the Credit Card Program at such time.

“Bankruptcy Code” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a) the rate of interest announced publicly by CITI in New York, New York, from time to time, as Citibank N.A.’s base rate;

(b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three week moving average of secondary market morning offering rates in the United States for three month certificates of deposit of major United States money market banks, such three week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three week period ending on the previous Friday by Citibank N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank N.A. with respect to liabilities consisting of or including (among other liabilities) three month U.S. dollar non personal time deposits in the United States, plus (iii) the average during such three week period of the annual assessment rates estimated by Citibank N.A. for determining the then current annual assessment payable by Citibank N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits in the United States; and

(c)  1/2 of 1% per annum above the Federal Funds Rate.

“Blocked Account Agreement” shall have the meaning set forth in Section 2.17.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Borrower’s Account” means the account of the Borrower maintained by the Borrower and specified in writing to the Administrative Agent from time to time.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Appropriate Lenders.

“Borrowing Base” means (a) the sum of the Loan Values less (b) Reserves.

“Borrowing Base Certificate” means a certificate in substantially the form of Exhibit I hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of, and reserves against, the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Borrower or by the controller of the Borrower, which shall include detailed calculations as to the Borrowing Base as reasonably requested by the Administrative Agent.

“Borrowing Base Deficiency” means, at any time, the failure of (a) the Borrowing Base at such time to equal or exceed (b) the sum of (i) the aggregate principal amount of the Revolving Credit Advances and Swing Line Advances outstanding at such time plus (ii) the aggregate Available Amount under all Letters of Credit outstanding at such time.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, the sum (without duplication) of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be. Notwithstanding anything contained herein to the contrary, any Investment entered into by a Loan Party in accordance with Section 5.02(f) shall not be included in Capital Expenditures.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. For the avoidance of doubt, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a Capitalized Lease on a balance sheet of such Person under GAAP as in effect at the time such lease is entered into shall not be deemed a Capitalized Lease as a result of the adoption of changes in or changes in the application of GAAP after such lease is entered into.

“Cash Control Trigger Event” means either (a) the occurrence and continuance of an Event of Default or (b) the failure of the Loan Parties to maintain Availability of at least (i) $62,500,000 for five (5) consecutive Business Days or (ii) $50,000,000 on any Business Day. For purposes of this Agreement, the occurrence of a Cash Control Trigger Event shall be deemed to be continuing (a) until such Event of Default has been cured or waived and/or (b) if the Cash Control Trigger Event arises under clause (b) above, until Availability is equal to or greater than the Availability Threshold Amount for

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Second Amended and Restated Revolving Credit and Guaranty Agreement

twenty (20) consecutive days, at which time a Cash Control Trigger Event shall no longer deemed to be occurring for purposes of this Agreement.

“Cash Equivalents” means any of the following having a maturity of not greater than 12 months from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P or (d) Investments, classified in accordance with GAAP, as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, or (e) offshore overnight interest bearing deposits in foreign branches of CITI, any Lender Party or an Affiliate of a Lender Party.

“Cash Management Obligations” means all Obligations of any Loan Party owing to a Lender Party (or a banking Affiliate of a Lender Party) in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any ACH transfers of funds.

“Cash Management Obligations Cap” has the meaning specified in Section 7.13(a).

“Cash Pooling Arrangements” means the cash pooling and setting off arrangements entered into by the Borrower and Dana Limited pursuant to that certain Cash Pooling Agreement dated as of October 29, 2010 among the Borrower, Dana Limited and Bank Mendes Gans N.V., as amended, restated, or otherwise modified from time to time, or any replacement of any of the foregoing or any cash pooling arrangements for the same or substantially similar purposes, in each case on terms no less favorable in any material respect to the Lenders than the terms in respect of the Cash Pooling Arrangements in effect on the date hereof.

“CFC” means any (i) Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of the Code section 957(a) and (ii) domestic Subsidiary the sole assets of which consist of the Equity Interests of any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of the Code section 957(a).

“CGMI” has the meaning specified in the recital of parties to this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for the purposes of this Agreement: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities,

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Second Amended and Restated Revolving Credit and Guaranty Agreement

in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (b) of Section 2.10 generally on other similarly situated borrowers of loans under comparable United States of America asset-based revolving credit facilities.

“Change of Control” means and shall be deemed to have occurred upon the occurrence of any of the following events: (i) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, and regulations promulgated thereunder), other than Centerbridge Partners, L.P. or any of its Affiliates, shall have acquired beneficial ownership of more than 40% of the outstanding Equity Interests in the Borrower and (ii) after the Closing Date, the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (A) nominated by the board of directors of the Borrower nor (B) appointed by the directors so nominated.

“CITI” has the meaning specified in the recital of parties to this Agreement.

“Closing Date” has the meaning specified in Section 3.01.

“Closing Date Blocked Account Agreement” has the meaning specified in Section 2.17(a)(ii).

“Collateral” means all ABL Collateral and all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Documents” means, collectively, the Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 9.02(b).

“Concentration Account” means each deposit account, other than an Excluded Account, maintained by a Loan Party in which funds of such Loan Party from one or more DDAs are concentrated.

“Concentration Limit” means, as to each Account Debtor set forth on Schedule V, the applicable percentage of Accounts owing from such Account Debtor.

“Confidential Information” means any and all material non-public information delivered or made available by any Loan Party or any Subsidiary of a Loan Party relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is or has been made available publicly by a Loan Party or any Subsidiary thereof.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Confidential Information Memorandum” means the confidential information memorandum that will be used by the Lead Arrangers in connection with the syndication of the Commitments.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter, with respect to the Borrower and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, taken as one accounting period, the ratio of (a)(i) EBITDA for such period minus (ii) the unfinanced portion of all Capital Expenditures during such period to (b) the sum of (i) Debt Service Charges payable in cash during such period plus (ii) the amount (positive or negative) of federal, state and foreign income taxes payable (less taxes receivable) in cash with respect to such period, plus (iii) any payments made in cash during such period in reliance on clauses (i) and (iv) of Section 5.02(d), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Borrower and its Subsidiaries for any period, total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) with respect to all outstanding Debt, including, without limitation, the Obligations owed with respect thereto, but excluding (i) any interest not currently payable in cash with respect to such period and (ii) any non-cash amortization or write-down of any deferred financing fees or amortization of original issue discount of any Debt, all as determined on a Consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense of the Borrower and its Subsidiaries shall be determined after giving effect to any net payments made or received by the Borrower and its Subsidiaries with respect to interest rate Hedging Agreements. For the purpose of calculating “Consolidated Interest Expense” over any period of four consecutive Fiscal Quarters ended during the first three full Fiscal Quarters following the Closing Date, amounts under this definition shall be determined as if the pricing, fees and other amounts payable under the Existing Credit Agreement during such period would have been determined based on the corresponding pricing, fees and other amounts payable under this Agreement.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets, less goodwill, current liabilities and other intangibles, shown on the balance sheet of the Borrower and its Subsidiaries for the most recently ended Fiscal Quarter for which financial statements are available, determined on a Consolidated basis in accordance with GAAP.

“Conversion”, “Convert” and “Converted” each refers to the conversion of Advances from one Type to Advances of the other Type.

“Credit Card Program” means the Citibank Commercial Card Agreement, dated as of November 30, 2012 by and between Citibank, N.A. and the Borrower, as amended, restated, or otherwise modified from time to time, or any replacement of any of the foregoing or any additional credit card programs for the same or substantially similar purposes.

“CUSA” has the meaning specified in the recital of parties to this Agreement.

“Dana Argentina Entity” means each of Dana Ejes Pesados S.A, Dana Holdings SRL, Dana Argentina S.A., Dana San Juan S.A. and Dana San Luis S.A.

“DCC” means Dana Credit Corporation, a Delaware corporation.

“DCC Entity” means DCC or any of its Subsidiaries.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“DDAs” means any checking, lock box or other demand deposit account maintained by a Loan Party.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all reimbursement obligations, whether contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash in respect of any Disqualified Capital Stock in such Person or any other Person or any warrants, rights or options to acquire such Disqualified Capital Stock, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guarantee Obligations of such Person, and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. The amount of any Debt related to clause (j) above shall be deemed to be equal to the lesser of (a) the amount of such Debt so secured or (b) the fair market value of the property subject to such Lien; provided that Debt shall not include accrued expenses, trade payables and intercompany liabilities incurred in the ordinary course of such Person’s business, or earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Service Charges” means, with respect to the Borrower and its Subsidiaries for any period, the sum of (a) Consolidated Interest Expense, for such period, plus (b) scheduled principal payments made or required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Debt (including, without limitation, obligations under Capitalized Leases but excluding Earn-Out Obligations) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined on a Consolidated basis in accordance with GAAP; minus (d) Interest Income. For the purpose of calculating “Debt Service Charges” over any period of four consecutive Fiscal Quarters ended during the first three full Fiscal Quarters following the Closing Date, amounts under this definition shall be determined as if the pricing, fees and other amounts payable under the Existing Credit Agreement during such period would have been determined based on the corresponding pricing, fees and other amounts payable under this Agreement.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Defaulted Advance” means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01, 2.02 or 2.21 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

“Defaulted Amount” means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Lender pursuant to Section 2.02(b) to purchase a portion of the Swing Line Advance made by the Swing Line Lender, (b) any Issuing Bank pursuant to Section 2.03(d) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or any Issuing Bank pursuant to Section 7.07 to reimburse the Administrative Agent or such Issuing Bank for such Lender Party’s ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means, at any time, any Lender Party that, at such time, has (a) failed to fund any Defaulted Advance or Defaulted Amount on the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such public statement or writing states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing) cannot be satisfied) or under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Amount” has the meaning specified in Section 7.13.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Subordinated Amount” has the meaning specified in Section 7.13.

“Deutsche Bank” means Deutsche Bank Securities Inc.

“Disbursement Account” has the meaning specified in Section 2.17(e).

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) is mandatorily redeemable in whole or in part prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for Debt or any Equity Interest referred to in (a) above prior to the Maturity Date, or (c) contains any mandatory repurchase obligation which comes into effect prior to the Maturity Date, provided that any Equity Interest that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interest is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interest upon the occurrence of a Change of Control or a sale of all or substantially all assets of the Loan Parties shall not constitute Disqualified Capital Stock.

“Documentation Agents” has the meaning specified in the recital of parties to this Agreement.

“Dollar” means the lawful currency of the United States.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Earn-Out Obligations” means purchase price adjustments, earnouts and similar obligations, in each case, with respect to any Permitted Acquisition or other Investment permitted hereunder.

“EBITDA” means, for any period, without duplication (a) the sum, determined on a Consolidated basis, of (i) net income (or net loss), (ii) interest expense and facility fees, unused commitment fees, letter of credit fees and similar fees, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) non recurring, transactional or unusual losses deducted in calculating net income less nonrecurring, transactional or unusual gains added in calculating net income, (vii) in each case without duplication, cash charges in connection with a Restructuring to the extent deducted in computing net income for such period and settled or to be settled in cash during such period in an aggregate amount not to exceed the greater of $50,000,000 and 5% of EBITDA (before giving effect to any add-back under this clause (vii) of this definition) in the aggregate in any Fiscal Year, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period, (viii) without duplication, net losses from discontinued operations, (ix) amounts associated with stock options or restricted stock expense, (x) minority interest expense, (xi) losses or expenses associated with the

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Agreement Value of Hedge Agreements, (xii) non-cash currency losses on intercompany loans or advances, (xiii) losses of Affiliates accounted for on an equity basis, (xiv) any costs and expenses incurred in connection with the Transactions, (xv) any costs and expenses incurred in connection with any Permitted Acquisition, Investments or disposition permitted hereunder (whether or not consummated) and (xvi) other non-cash charges (including, without limitation, ERISA settlement charges and, in connection with a Restructuring and related non-cash losses or other non-cash charges resulting from the write-down in the valuation of any asset(s), in each case of the Borrower and its Subsidiaries) determined in accordance with GAAP for such period; minus (b) (i) net income from discontinued operations, (ii) earnings of Affiliates accounted for on an equity basis, (iii) interest income, (iv) any income or gain associated with the Agreement Value of Hedge Agreements, and (v) non-cash currency income or gains on intercompany loans or advances.

“Eligible Assignee” means with respect to any Facility (i) a Lender Party (which shall not be a Defaulting Lender at such time of assignment); (ii) an Affiliate of a Lender Party; (iii) an Approved Fund; and (iv) any other Person (other than an individual) approved by (x) the Administrative Agent, (y) each Issuing Bank and (z) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that no Loan Party (or any Affiliate of a Loan Party) shall qualify as an Eligible Assignee under this definition. Notwithstanding the foregoing, assignments to an Affiliate of a Loan Party shall be permitted so long as (A) the aggregate amount of Commitments of such assignee immediately after giving effect to such assignment is less than 25% of the then outstanding aggregate principal amount of Advances and (B) such assignee agrees in writing not to exercise any of the rights and obligations afforded to an Eligible Assignee pursuant to Section 9.01 (any such assignee being referred to herein as an “Affiliated Lender”).

“Eligible Inventory” means, at the time of any determination thereof, without duplication, the Inventory Value of the Loan Parties at such time that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

(a) a Loan Party does not have good, valid and unencumbered title thereto, subject only to Liens permitted under clause (i), (ii) or (iv) of the definition of Permitted Liens (“Permitted ABL Collateral Liens”); or

(b) it is not located in the United States or Mexico; provided that in the case of Inventory located in Mexico, the Borrower provides evidence satisfactory to the Administrative Agent that there is an enforceable, perfected security interest under the laws of the applicable foreign jurisdiction in such Inventory in favor of the Administrative Agent (or Collateral Agent); provided further that Availability in respect of Inventory located in Mexico shall be limited to an aggregate amount up to $50,000,000; or

(c) it is either (i) not located on property owned by a Loan Party or (ii) located at a third party processor or (except in the case of consigned Inventory, which is covered by clause (f) below) in another location not owned by a Loan Party (it being understood that the Borrower will provide its best estimate of the value of such Inventory to be agreed to by the Administrative Agent and reflected in the Borrowing Base Certificate), and either (A) is not covered by a Landlord Lien Waiver, (B) a Rent Reserve has not been taken with respect to such Inventory or, in the case of any third party processor, a Reserve has not been taken by the Administrative Agent in the exercise of its reasonable discretion or (C) is not subject to an enforceable agreement in form and substance reasonably satisfactory to the

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Administrative Agent pursuant to which the relevant Loan Party has validly assigned its access rights to such Inventory and property to the Administrative Agent; or

(d) it is operating supplies, labels, packaging or shipping materials, cartons, repair parts, labels or miscellaneous spare parts, nonproductive stores inventory and other such materials, in each case not considered used for sale in the ordinary course of business of the Loan Parties by the Administrative Agent in its reasonable discretion from time to time; or

(e) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent (or Collateral Agent) subject only to Permitted ABL Collateral Liens; or

(f) it is consigned at a customer, supplier or contractor location but still accounted for in the Loan Party’s inventory balance; or

(g) it is Inventory that is in-transit to or from a location not leased or owned by a Loan Party (it being understood that the Borrower will provide its best estimate of the value of all such Inventory, which estimate is to be reflected in the Borrowing Base Certificate) other than any such in-transit Inventory from a Foreign Subsidiary to a Loan Party that is physically in-transit within the United States and as to which a Reserve has been taken by the Administrative Agent in the exercise of its reasonable discretion; or

(h) it is obsolete, slow-moving, nonconforming or unmerchantable or is identified as a write-off, overstock or excess by a Loan Party, or does not otherwise conform to the representations and warranties contained in this Agreement and the other Loan Documents applicable to Inventory; or

(i) it is Inventory used as a sample or prototype, display or display item; or

(j) to the extent of any portion of Inventory Value thereof attributable to intercompany profit among Loan Parties or their Affiliates (it being understood that the Borrower will provide its best estimate of the value of such Inventory Value to be agreed by the Administrative Agent and reflected in the most recent Borrowing Base Certificate); or

(k) any Inventory that is damaged, defective or marked for return to vendor, has been deemed by a Loan Party to require rework or is being held for quality control purposes; or

(l) such Inventory does not meet all material applicable standards imposed by any Governmental Authority having regulatory authority over it; or

(m) any Inventory consisting of tooling the costs for which are capitalized by the Borrower and its Subsidiaries; or

(n) any Inventory as to which the Borrower takes an unrecorded book to physical inventory reduction based on its most recent physical inventory or cycle counts to the extent of such reduction or as otherwise determined by the Administrative Agent in its reasonable discretion; or

(o) any Inventory as to which the Borrower takes a revaluation reserve whereby favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Eligible Receivables” means, at the time of any determination thereof, each Account of each Loan Party that satisfies the following criteria: such Account (i) has been invoiced to, and represents the bona fide amounts due to a Loan Party from, the purchaser of goods or services, in each case originated in the ordinary course of business of such Loan Party and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (s) below. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (A) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer pursuant to the terms of any written agreement or understanding), (B) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement, if any, and (C) the aggregate amount of all cash received in respect of such Account but not yet applied by a Loan Party to reduce the amount of such Account. Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Receivable if, without duplication:

(a) (i) a Loan Party does not have sole lawful and absolute title to such Account (subject only to Liens permitted under clause (i), (ii) or (iv) of the definition of Permitted Liens) or (ii) the goods sold with respect to such Account have been sold under a purchase order or pursuant to the terms of a contract or other written agreement or understanding that indicates that any Person other than a Loan Party has or has purported to have an ownership interest in such goods; or

(b) (i) it is unpaid more than 90 days from the original date of invoice or 60 days from the original due date or (ii) it has been written off the books of a Loan Party or has been otherwise designated on such books as uncollectible; or

(c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

(d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind (other than postpetition accounts payable of an Account Debtor that is a debtor in possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent); or

(e) (i) the Account is not payable in Dollars or Canadian Dollars or other currency as to which a Reserve has been taken by the Administrative Agent in the exercise of its reasonable discretion or (ii) the Account Debtor is either not organized under the laws of the United States of America, any state thereof, or the District of Columbia, or Canada or any province thereof or is located outside or has its principal place of business or substantially all of its assets outside the United States or Canada, unless, in each case, either (A) such Account is supported by a letter of credit from an institution and in form and substance satisfactory to the Administrative Agent in its sole discretion or (B) the Borrower provides evidence satisfactory to the Administrative Agent that there is an enforceable, perfected security interest under the laws of the applicable foreign jurisdiction in such Account in favor of the Administrative Agent; or

(f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the relevant Loan Party duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Administrative Agent; or

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(g) the Account is subject to any security deposit (to the extent received from the applicable Account Debtor), progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

(h) (i) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent (or Collateral Agent), subject to no other Liens other than Liens permitted by this Agreement or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in this Agreement and the other Loan Documents relating to Accounts; or

(i) (i) such Account was invoiced in advance of goods or services provided, (ii) such Account was invoiced twice or more, or (iii) the associated revenue has not been earned; or

(j) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other agreement providing for repurchases or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

(k) the goods giving rise to such Account have not been shipped and/or title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a complete sale; for purposes hereof, “progress-billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the completion by a Loan Party of any further performance under the contract or agreement; or

(l) it arises out of a sale made by a Loan Party to an employee, officer, agent, director, Subsidiary or Affiliate of a Loan Party; or

(m) such Account was not paid in full, and a Loan Party created a new receivable for the unpaid portion of the Account, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

(n) (A) the Account Debtor (i) has or has asserted a right of set-off, offset, deduction, defense, dispute, or counterclaim against a Loan Party (unless such Account Debtor has entered into a written agreement reasonably satisfactory to the Administrative Agent to waive such set-off, offset, deduction, defense, dispute, or counterclaim rights), (ii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account or any other Account of a Loan Party which has not been resolved, in each case of clause (i) and (ii), without duplication, only to the extent of the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be or (iii) is also a creditor or supplier of the Loan Party (but only to the extent of such Loan Party’s obligations to such Account Debtor from time to time) or (B) the Account is contingent in any respect or for any reason; or

(o) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation, the Federal Consumer Credit Protection Act, Federal Truth in Lending Act and Regulation Z; or

(p) as to any Account, to the extent that (i) a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason or (ii) such Account is otherwise classified as a note receivable and

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Second Amended and Restated Revolving Credit and Guaranty Agreement

the obligation with respect thereto is evidenced by a promissory note or other debt instrument or agreement; or

(q) the Account is created on cash on delivery terms, or on extended terms and is due and payable more than 90 days from the invoice date; or

(r) the Account represents tooling receivables related to tooling that has not been completed or received by a Loan Party and approved and accepted by the applicable customer; or

(s) Accounts designated by a Loan Party as convenience accounts.

Notwithstanding the foregoing, all Accounts of any single Account Debtor and its Affiliates which, in the aggregate, exceed (i) in respect of any Account Debtor, 20% of all Eligible Receivables or (ii) as to any Account Debtor set forth on Schedule V, the Concentration Limit (provided that the Concentration Limit with respect to Eligible Receivables owing from Ford Motor Company shall be 33%) shall not be deemed “Eligible Receivables”. In addition, in determining the aggregate amount from the same Account Debtor that is unpaid more than 90 days from the date of invoice or more than 60 days from the due date pursuant to clause (b) above there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor with invoice dates more than 90 days from the date of invoice or more than 60 days from the due date.

“Engagement Letter” means the Engagement Letter dated May 29, 2013 among the Borrower and CGMI.

“Environmental Action” means any action, suit, written demand, demand letter, written claim, written notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit, any Hazardous Material, or arising from alleged injury or threat to public or employee health or safety, as such relates to the actual or alleged exposure to Hazardous Material, or to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or judicial or agency interpretation, relating to pollution or protection of the environment, public or employee health or safety, as such relates to the actual or alleged exposure to Hazardous Material, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any ERISA Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an ERISA Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such ERISA Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to an ERISA Plan; (c) the provision by the administrator of any ERISA Plan of a notice of intent to terminate such ERISA Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any ERISA Plan; (g) the adoption of an amendment to an ERISA Plan requiring the provision of security to such ERISA Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate an ERISA Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such ERISA Plan.

“ERISA Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Euro” means the single currency of Participating Member States of the European Union.

“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term “Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at

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Second Amended and Restated Revolving Credit and Guaranty Agreement

approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excess Availability” at any time shall mean the amount by which the Borrowing Base at such time exceeds the Revolving Credit Commitments at such time.

“Excluded Account” means (i) any deposit or concentration account funded in the ordinary course of business, the deposits in which shall not (x) in the aggregate exceed $5,000,000 or (y) individually exceed $1,000,000 (or in each case, such greater amounts to which the Administrative Agent may reasonably agree), (ii) any payroll, trust and tax withholding accounts funded in the ordinary course of business or required by Applicable Law or (iii) any Disbursement Account.

“Excluded Earn-Out Obligations” means Earn-Out Obligations (a) incurred in connection with any Permitted Acquisition in an amount which, taken together with all existing Earn-Out Obligations, does not exceed 25% of the future EBITDA attributable to such acquired Person or Persons determined after giving effect to such Permitted Acquisition and (b) subject to terms pursuant to which payments in respect thereof during the occurrence and continuance of an Event of Default may accrue, but shall not be payable in cash during such period, but may be payable in cash upon the cure or waiver of such Event of Default.

“Excluded Subsidiaries” means each DCC Entity, Dana Companies, LLC and each of its Subsidiaries and each Dana Argentina Entity and each of their respective Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” has the meaning specified in Section 2.12(a).

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Existing Accounts” means the cash concentration accounts and other deposit accounts of the Loan Parties set forth on Schedule II.

“Existing Credit Agreement” has the meaning set forth in the preliminary statements to this Agreement.

“Existing Letters of Credit” means each Letter of Credit issued under the Existing Credit Agreement prior to the Closing Date and listed on Schedule 1.01(a), which Letters of Credit are to be migrated from the Existing Credit Agreement to the Revolving Credit Facility and shall be deemed to be obligations of the Borrower.

“Existing Revolving Facility” has the meaning specified in Section 2.22.

“Extending Revolving Credit Commitment” has the meaning specified in Section 2.22.

“Extended Revolving Facility” has the meaning specified in Section 2.22.

“Extending Lenders” has the meaning specified in Section 2.22.

“Extension Amendment” has the meaning specified in Section 2.22.

“Extension Election” has the meaning specified in Section 2.22.

“Extension Request” has the meaning specified in Section 2.22.

“Extension Series” has the meaning specified in Section 2.22.

“Facility” means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Sublimit.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter dated May 29, 2013 among the Borrower and CGMI.

“Financial Covenant Trigger Event” means the failure of the Loan Parties to maintain Availability in an amount greater than or equal to (a) the Availability Threshold Amount for five (5) consecutive Business Days or (b) $50,000,000 on any Business Day. For purposes of this Agreement, the occurrence of a Financial Covenant Trigger Event shall be deemed continuing until Availability is greater than or equal to the Availability Threshold Amount for twenty (20) consecutive days, at which time a

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Financial Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall end on the last day of each March, June, September and December of such Fiscal Year in accordance with the fiscal accounting calendar of the Borrower and its Subsidiaries.

“Fiscal Year” means a fiscal year of the Borrower and its Subsidiaries ending on December 31.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means, at any time, any of the direct or indirect Subsidiaries of the Borrower that are organized outside of the laws of the United States, any state thereof or the District of Columbia at such time.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” has the meaning specified in Section 1.03.

“Granting Lender” has the meaning specified in Section 9.07(k).

“Guarantee Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the primary obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that “Guarantee Obligation” shall not include endorsement of negotiable instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Guaranty” has the meaning specified in Section 8.01.

“Hazardous Materials” means (a) petroleum or petroleum products, by products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, mold and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous, toxic or words of similar import under any Environmental Law.

“Hedge Agreements” means interest rate swaps, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hedge Bank” means, as of the date any Secured Hedge Agreement is entered into, any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

“Hedge Value Report” means a report setting forth the Designated Amount for each Secured Pari Passu Agreement.

“Honor Date” has the meaning specified in Section 2.03(c).

“ICC” has the meaning specified in Section 2.03(h).

“Indemnified Liabilities” has the meaning specified in Section 9.04(b).

“Indemnitees” has the meaning specified in Section 9.04(b).

“Informational Website” has the meaning specified in Section 5.03.

“Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

“Insufficiency” means, with respect to any ERISA Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intercreditor Agreement” has the meaning specified in Section 5.02(a).

“Interest Income” means, with respect to the Borrower and its Subsidiaries for any period, total interest income receivable in cash with respect to such period, as determined on a Consolidated basis in accordance with GAAP.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six months (or, if consented to by all Lenders, twelve months), as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New

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Second Amended and Restated Revolving Credit and Guaranty Agreement

York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” has the meaning specified in the UCC.

“Inventory Value” means with respect to any Inventory of a Loan Party at the time of any determination thereof, the standard cost determined on a first in first out basis and carried on the general ledger or inventory system of such Loan Party stated on a basis consistent with its current and historical accounting practices, in Dollars, determined in accordance with the standard cost method of accounting less, without duplication, (i) any markup on Inventory from an Affiliate and (ii) in the event variances under the standard cost method are expensed, a Reserve reasonably determined by the Administrative Agent as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

“Investment” means, with respect to any Person, (a) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of, or of a beneficial interest in, any Equity Interests or Debt of any other Person, (b) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of all or substantially all of the property and assets of any other Person or of any division, branch or other unit of operation of any other Person, and (c) any direct or indirect loan, advance, other extension of credit or capital contribution by such Person to, or any other investment by such Person in, any other Person (including, without limitation, any arrangement pursuant to which the investor incurs indebtedness of the types referred to in clause (i) or (j) of the definition of “Debt” set forth in this Section 1.01 in respect of such other Person).

“Issuing Bank” means each financial institution listed on the signature pages hereof as an “Issuing Bank” and any other Revolving Credit Lender approved as an Issuing Bank by the

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 7.09 or 9.07.

“Joint Bookrunners” has the meaning specified in the recitals of parties to this Agreement.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Landlord Lien Waiver” means a written agreement that is reasonably acceptable to the Administrative Agent, pursuant to which a Person shall waive or subordinate its rights (if any, that are or would be prior to the Liens granted to the Administrative Agent or the Collateral Agent for the benefit of the Lenders under the Loan Documents) and claims as landlord in any Inventory of a Loan Party for unpaid rents, grant access to the Administrative Agent for the repossession and sale of such inventory and make other agreements relative thereto.

“L/C Cash Collateral Account” means the account established by the Borrower in the name of the Administrative Agent and under the sole and exclusive control of the Administrative Agent that shall be used solely for the purposes set forth herein.

“L/C Obligations” means, as at any date of determination, the aggregate Available Amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all Letter of Credit Borrowings.

“Lead Arrangers” has the meaning specified in the recital of parties to this Agreement.

“Lender Party” means any Lender, any Issuing Bank or the Swing Line Lender.

“Lenders” has the meaning specified in the recital of parties to this Agreement. For purposes of Section 9.01 (and any other provisions requiring the consent or approval of the Lenders set forth herein), the definition of “Lenders” shall exclude Affiliated Lenders.

“Letter of Credit” means any letter of credit issued hereunder and shall include any Existing Letters of Credit.

“Letter of Credit Advance” means an advance made by any Issuing Bank or Revolving Credit Lender pursuant to Section 2.03(c).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Commitment” means with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank’s “Letter of Credit Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date, or such later date as the applicable Issuing Bank may, in its sole discretion, specify.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time and (b) $300,000,000 as such amount may be reduced from time to time pursuant to Section 2.05. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) the Fee Letter, (v) the Administrative Agent Fee Letter, (vi) solely for purposes of the Collateral Documents, each Secured Hedge Agreement, and (vii) any other document, agreement or instrument executed and delivered by a Loan Party in connection with the Facilities, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loan Value” means, (a) with respect to Eligible Receivables, up to 85% of the value of Eligible Receivables and (b) with respect to Eligible Inventory, the lesser of (i) 70% of the cost of Eligible Inventory and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory (based on the then most recent independent inventory appraisal) on any date of determination.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means any event or occurrence that has resulted in or would reasonably be expected to result in any material adverse change in the business, financial or other condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole; provided that events, developments and circumstances disclosed in public filings and press releases of the Borrower and any other events of information made available in writing to the Lead Arrangers, in each case at least three days prior to the Closing Date, shall not be considered in determining whether a Material Adverse Change has occurred, although subsequent events, developments and circumstances relating thereto may be considered in determining whether or not a Material Adverse Change has occurred.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial or other condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party; provided that events, developments and circumstances disclosed in public filings and press releases of the Borrower and any other events of information made available in writing to the Lead Arrangers, in each case at least three days prior to the Closing Date, shall not be considered in determining whether a Material Adverse Effect has occurred, although subsequent events, developments and circumstances relating thereto may be considered in determining whether or not a Material Adverse Effect has occurred.

“Material Subsidiary” means, on any date of determination, any Subsidiary of the Borrower that, on such date, has (i) assets with a book value equal to or in excess of $5,000,000, (ii) annual net income in excess of $5,000,000 or (iii) liabilities in an aggregate amount equal to or in excess of $5,000,000; provided, however, that in no event shall all Subsidiaries of the Borrower that are not Material Subsidiaries have (i) in the case of all such Subsidiaries organized under the laws of a jurisdiction located within the United States (A) assets with an aggregate book value in excess of $5,000,000, (B) aggregate annual net income in excess of $5,000,000 or (C) liabilities in an aggregate

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Second Amended and Restated Revolving Credit and Guaranty Agreement

amount in excess of $5,000,000 and (ii) in the case of all such Subsidiaries (A) assets with an aggregate book value in excess of $20,000,000, (B) aggregate annual net income in excess of $20,000,000 or (C) liabilities in an aggregate amount in excess of $20,000,000.

“Maturity Date” means the date that is five years following the Closing Date.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained within any of the preceding five plan years and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Orderly Liquidation Value” means, with respect to Inventory, as the case may be, the orderly liquidation value with respect to such Inventory, net of expenses estimated to be incurred in connection with such liquidation, based on the most recent third party appraisal in form and substance, and by an independent appraisal firm, reasonably satisfactory to the Administrative Agent.

“Non-ABL Collateral” means any assets of the Loan Parties and their Subsidiaries not constituting ABL Collateral.

“Non-Consenting Lender” shall have the meaning specified in Section 9.01.

“Non-Loan Party” means any Subsidiary of a Loan Party that is not a Loan Party.

“Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Default” has the meaning specified in Section 7.05.

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities

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Second Amended and Restated Revolving Credit and Guaranty Agreement

and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Taxes” has the meaning specified in Section 2.12(b).

“Outstanding Amount” means (i) with respect to Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Advances, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Letter of Credit Borrowing occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the Available Amount of any Letter of Credit taking effect on such date.

“Participant Register” has the meaning specified in Section 9.06(g).

“Participating Member States” has the meaning given to it in Council Regulation EC No. 1103/97 of 17 June 1997 made under Article 235 of the Treaty on European Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Acquisition” means any Acquisition by the Borrower or any of its Subsidiaries; provided that (A) such Acquisition shall be in property and assets which are part of, or in lines of business that are, substantially the same lines of business as (or ancillary to) one or more of the businesses of the Borrower and its Subsidiaries in the ordinary course; (B) any determination of the amount of consideration paid in connection with such investment shall include all cash consideration paid, including Earn-Out Obligations (other than Excluded Earn-Out Obligations), the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers of such investment, and the principal amount of all assumptions of debt, liabilities and other obligations in connection therewith; and (C) immediately before and immediately after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing.

“Permitted ABL Collateral Liens” has the meaning specified in the definition of “Eligible Inventory”.

“Permitted Discretion” means a determination made by the Administrative Agent in good faith and in the exercise of reasonable credit judgment in accordance with its usual and customary practices for comparable asset-based lending transactions (adhering to its established credit and collection policies) and, as it relates to the establishment or increase of Reserves, shall require that, (a) such establishment, increase, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent, after the Closing Date or that are materially different from facts or events occurring or known to the Administrative Agent, on the Closing

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Date, (b) the contributing factors to the imposition or increase of any Reserve shall not duplicate (i) the exclusionary criteria set forth in the definitions of “Eligible Inventory” and “Eligible Receivables” as applicable (and vice versa), or (ii) any reserves deducted in computing book value, cost or Net Orderly Liquidation Value and (c) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Permitted Encumbrances” means (a) with respect to real property, covenants, conditions, easements, rights of way, restrictions, encroachments, encumbrances and other imperfections or irregularities in title, in each case which were not incurred in connection with and do not secure Debt for borrowed money and do not or will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or with the use of such real property for its intended use and (b) zoning restrictions, easements, trackage rights, leases (other than Capital Leases), licenses, special assessments, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which were not incurred in connection with and do not secure Debt for borrowed money, individually or in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries or with the use of such real property for its intended use.

“Permitted Lien” means (i) liens in favor of the Administrative Agent and/or the Collateral Agent for the benefit of the Secured Parties and the other parties intended to share the benefits of the Collateral granted pursuant to any of the Loan Documents; (ii) liens for taxes and other obligations or requirements owing to or imposed by governmental authorities existing or having priority, as applicable, by operation of law which in either case (A) are not yet overdue or (B) are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as appropriate reserves in accordance with GAAP shall have been made with respect to such taxes or other obligations; (iii) statutory liens of banks and other financial institutions (and rights of set-off), (iv) statutory liens of landlords, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other liens imposed by law (other than any such lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (A) for amounts not yet overdue or (B) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (v) liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (vi) liens, pledges and deposits to secure the performance of tenders, statutory obligations, performance and completion bonds, surety bonds, appeal bonds, bids, leases, licenses, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (vii) easements, rights-of-way, zoning restrictions, licenses, encroachments, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business, in each case that were not incurred in connection with and do not secure Debt and do not materially and adversely affect the use of the property encumbered thereby for its intended purposes; (viii) (A) any interest or title of a lessor under any lease by the Borrower or any Subsidiary of the Borrower and (B) any leases or subleases by the Borrower or any Subsidiary of the Borrower to another Person(s) in the ordinary course of business do not materially and adversely affect the use of the property encumbered thereby for its intended purposes; (ix) liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into in connection with a Permitted Acquisition or another Investment permitted hereunder; (x) the filing of precautionary UCC financing statements relating to leases entered into in the ordinary course of business and the filing of UCC financing statements by

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Second Amended and Restated Revolving Credit and Guaranty Agreement

bailees and consignees in the ordinary course of business; (xi) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) leases and subleases or licenses and sublicenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Borrower or such Subsidiary; (xiii) liens arising out of judgments not constituting an Event of Default hereunder; (xiv) liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof; and (xv) any right of first refusal or first offer, redemption right, or option or similar right in respect of any Equity Interest owned by the Borrower or any Subsidiary of the Borrower with respect to any joint venture or other Investment, in favor of any co-venturer or other holder of Equity Interests in such investment; and (xvi) Permitted Encumbrances.

“Permitted Refinancing” with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Debt of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Debt being modified, refinanced, refunded, renewed or extended, (c) if the Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to Collateral) of any such modified, refinanced, refunded, renewed or extended Debt are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Debt being modified, refinanced, refunded, renewed or extended and (e) at the time thereof, no Event of Default shall have occurred and be continuing.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Platform” has the meaning specified in Section 9.02(b).

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Pro Forma Transaction” means (a) any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Debt, (b) any sale, lease, transfer or other disposition made in accordance with Section 5.02(g) hereof, (c) any Investment permitted hereunder and (d) any permitted incurrence or repayment of Debt hereunder.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment (or, if the Commitments shall have been terminated pursuant to Section 2.05 or Section

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Second Amended and Restated Revolving Credit and Guaranty Agreement

6.01, such Lender’s Commitment as in effect immediately prior to such termination) under the applicable Facility or Facilities at such time and the denominator of which is the amount of such Facility or Facilities at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, the amount of such Facility or Facilities as in effect immediately prior to such termination).

“Projections” has the meaning specified in Section 5.03(d).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Receivables Facility” means any accounts receivable securitization facility under which financing is made available to the Subsidiaries of the Borrower through the sale and securitization of certain Accounts of such Subsidiaries, pursuant to a receivables loan agreement, receivables purchase agreements and related agreements, as applicable.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, from time to time as in effect and all official rulings and interpretations thereunder or thereof.

“Rent Reserve” means, with respect to any plant, warehouse distribution center or other operating facility where any Inventory subject to landlords’ Liens or other Liens arising by operation of law is located and not otherwise subject to a collateral access agreement in form and substance reasonably acceptable to the Administrative Agent, a reserve equal to three (3) month’s rent at such plant, warehouse distribution center, or other operating facility, and such other reserve amounts that may be determined by the Administrative Agent in its Permitted Discretion.

“Required Bank Product Reserve Amount” means on any date of determination an amount equal to the excess of (x) the lesser of (i) the Designated Amount at such time for outstanding Bank Product Obligations and (ii) the Bank Product Cap less (y) the sum of (i) $50,000,000 and (ii) Excess Availability on such date.

“Required Lenders” means, at any time, Lenders or an Affiliated Lender owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitment at such time; provided, however, that if any Lender shall be a Defaulting Lender or an Affiliated Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate amount of Swing Line Advances owing to any Swing Line Lender, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Banks and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments).

“Reserves” means, at any time of determination, (a) Rent Reserves, (b) Required Bank Product Reserve Amount (to be determined, in respect of Hedge Agreements, on a net basis, taking into

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Second Amended and Restated Revolving Credit and Guaranty Agreement

account the Agreement Value of each Secured Hedge Agreement), and (c) such other reserves as determined from time to time in the Permitted Discretion of the Administrative Agent to preserve and protect the value of the ABL Collateral.

“Responsible Officer” means the chief executive officer, president, chief financial officer secretary or assistant secretary or treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricting Information” has the meaning set forth in Section 9.09(c).

“Restructuring” means the reorganization or discontinuation of the Borrower’s, any Subsidiary’s or any Dana Argentina Entity’s business, operations and structure in respect of (a) facility closures and the consolidation, relocation or elimination of operations and (b) related severance costs and other costs incurred in connection with the termination, relocation and training of employees.

“Revolving Credit Advance” has the meaning specified in Section 2.01(a) and shall include any Additional Revolving Credit Advance as described in Section 2.21(b).

“Revolving Credit Availability Amount” means the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitments at such time.

“Revolving Credit Commitment” means, with respect to any Lender at any time, the amount set forth for such time opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or, if such Lender has entered into one or more Assignments and Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 and shall include any Additional Revolving Credit Commitment as described in Section 2.21(b).

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means any Lender that has a Revolving Credit Commitment and shall include any Additional Revolving Credit Lender as described in Section 2.21(b).

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between (a) any Loan Party and any Hedge Bank or (b) any secured guaranty by the Borrower of any Hedge Agreement entered into by Dana Financial Services Switzerland

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Second Amended and Restated Revolving Credit and Guaranty Agreement

GmbH with any Hedge Bank, in each case solely to the extent that the obligations in respect of such Hedge Agreement are not cash collateralized or otherwise secured (other than pursuant to the Collateral Documents).

“Secured Obligation” has the meaning specified in the Security Agreement.

“Secured Pari Passu Agreement” shall mean, to the extent designated as such by the Borrower and each applicable Secured Pari Passu Counterparty in writing to the Administrative Agent from time to time in accordance with Section 7.13, any agreement evidencing Secured Pari Passu Obligations.

“Secured Pari Passu Counterparty” shall mean a Person that (a) is a party to a Secured Pari Passu Agreement and (b) at the time of entering into such Secured Pari Passu Agreement (or if such Secured Pari Passu Agreement was entered into prior to the Closing Date, on the Closing Date) is a Lender, Arranger or Agent, or an Affiliate of a Lender, Arranger or Agent.

“Secured Pari Passu Obligations” means Cash Management Obligations and Bank Product Obligations.

“Secured Parties” means, collectively, each Agent, the Lender Parties, the Hedge Banks and the Affiliates of Lender Parties party to the Credit Card Program.

“Security Agreement” means that certain Amended and Restated Revolving Facility Security Agreement dated as of June 20, 2013 from Dana Holding Corporation and the other grantors party thereto from time to time to CITI, as Collateral Agent.

“Senior Notes” means (a) the 2019 6.5% $400,000,000 Senior Notes issued by the Borrower pursuant to that certain Indenture dated as of January 28, 2011 and (b) the 2021 6.75% $350,000,000 Senior Notes issued by the Borrower pursuant to that certain Indenture dated as of January 28, 2011.

“Senior Notes Debt” has the meaning set forth in Section 5.02(b)(xviii).

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained within any of the preceding five plan years and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, in the case of each of the foregoing, as determined in accordance with under applicable bankruptcy, insolvency or similar laws. The amount of contingent liabilities at any time shall be

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Second Amended and Restated Revolving Credit and Guaranty Agreement

computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 9.07(k).

“Subordinated Debt” means Debt that is (a) subordinated to the Obligations under the Loan Documents or (b) required to be subordinated to the Obligations under the Loan Documents; provided that: (i) such Subordinated Debt shall have a term to maturity no earlier than the date that is six months after the scheduled maturity date under this Agreement; (ii) no Subordinated Debt shall permit or require scheduled amortization payments or mandatory prepayments of principal, sinking fund or similar scheduled payments (other than regularly scheduled payments of interest) prior to the date that is six months after the scheduled maturity date under this Agreement; (iii) Obligations under any Subordinated Debt shall be subordinated in right of payment to the prior payment in full in cash of all Obligations under the Loan Documents, including any Obligations incurred, created, assumed or guaranteed after the date hereof (subject to any limitation contained in such Subordinated Debt) on terms not less favorable to the Lenders than subordination provisions customarily contained in high-yield debt securities for issuers of similar creditworthiness; (v) no Loan Party shall be permitted to make a payment in respect of any Subordinated Debt so long as an Event of Default has occurred or is continuing, or would result therefrom; (vi) no Subordinated Debt shall contain covenants, defaults, remedy provisions or provisions relating to mandatory prepayment, repurchase, redemption and offers to purchase other than those that, taken as a whole, are consistent with those customarily found in high-yield financings for issuers of similar creditworthiness; (vii) Subordinated Debt shall be unsecured; and (viii) after giving effect to the incurrence of such Subordinated Debt, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 5.04.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided that, for purposes of the Loan Documents, no Excluded Subsidiary shall be a “Subsidiary” of the Borrower.

“Supermajority Lenders” means, at any time, Lenders owed or holding at least 66 2/3% in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitment at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Supermajority Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate amount of Swing Line Advances owing to any Swing Line Lender, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Banks and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments. For purposes of Section 9.01 (and any other provisions requiring the consent or

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Second Amended and Restated Revolving Credit and Guaranty Agreement

approval of the Lenders set forth herein), the definition of “Supermajority Lenders” shall exclude Affiliated Lenders.

“Supplemental Collateral Agent” has the meaning specified in Section 7.02.

“Surviving Debt” means the Debt of the Borrower and its Subsidiaries set forth on Schedule 1.01(b).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means an advance made by (a) the Swing Line Lender pursuant to Section 2.01(c) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.01(c) or the Revolving Credit Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to the Swing Line Lender, the amount set forth opposite its name on Schedule I hereto under the caption “Swing Line Commitment” or, if the Swing Line Lender has entered into an Assignment and Acceptance, set forth for the Swing Line Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Swing Line Lender’s “Swing Line Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Swing Line Facility” means, at any time, an amount equal to the aggregate amount of the Swing Line Lender’s Swing Line Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Swing Line Lender” means the banks listed on the signature pages hereof as a “Swing Line Lender” and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Lender and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Swing Line Lender or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

“Syndication Agent” has the meaning specified in the recital of parties to this Agreement.

“Taxes” has the meaning specified in Section 2.12(a).

“Termination Date” means the earliest to occur of (i) the Maturity Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

“Tooling Program” means any program whereby tooling equipment is purchased or progress payments are made to facilitate production customer’s products and whereby the customer will ultimately repurchase the tooling equipment after the final approval by such customer.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

“Transactions” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, and the borrowings hereunder on the Closing Date and application of the proceeds as contemplated hereby and thereby and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“UBS” means UBS Securities LLC.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unused Revolving Credit Commitment” means, with respect to any Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time, and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Lender pursuant to Section 2.01(c) at any time.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Waterfall” means the waterfall of application of payments specified in Section 17(b) of the Security Agreement.

“Wells Fargo” means Wells Fargo Bank, N.A.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Section 1.03 Accounting Terms and Financial Determinations .

(a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time (“GAAP”); provided, however, that if the Borrower notifies the Administrative Agent and the Lenders that the Borrower wishes to amend any covenant in Article V or other financial condition or definition of this Agreement to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower, the Administrative Agent and the Required Lenders, the Borrower, the Administrative Agent and the Lenders agreeing to enter into negotiations to amend any such covenant immediately upon receipt from any party entitled to send such notice.

(b) All components of financial calculations made to determine compliance with Article V shall be adjusted on a pro forma basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of such calculations.

(c) Any financial statements or other financial information required to be provided hereunder (including any comparison financial information to any prior period) for the Borrower or any of its Subsidiaries that includes or references financial information for any period prior to the Closing Date, shall, unless the context clearly requires otherwise, be deemed a reference to the Borrower and its Subsidiaries for the applicable period.

Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Section 1.05 Reserves. When any Reserve is to be established or is to be determined, in each case, in the Administrative Agent’s “Permitted Discretion”, such Reserve shall be implemented or such change shall become effective on the date of delivery of a written notice thereof to the Borrower (a “Borrowing Base Change Notice”), or immediately, without prior written notice, during the continuance of an Event of Default.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01 The Advances. (a) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date (i) in an amount for each such Advance not to exceed such Revolving Credit Lender’s Unused Revolving Credit Commitment at such time and (ii) in an aggregate amount for all such Advances not to exceed such Lender’s ratable portion (based on the aggregate amount of the Unused Revolving Credit Commitments at such time) of the Revolving Credit Availability Amount at such time; provided that the sum of (x) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding at such time plus (y) the aggregate Available Amount of all Letters of Credit outstanding at such time shall not exceed the Revolving Credit Availability Amount at any time.

(b) Borrowings. Each Borrowing shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or Letter of Credit Advances) and shall consist of Advances made simultaneously by the Lenders under the applicable Facility ratably according to the Lenders’ Commitments under such Facility. Within the limits of each Lender’s Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under Section 2.01(a), prepay pursuant to Section 2.06, and reborrow under Section 2.01(a).

(c) The Swing Line Advances. The Swing Line Lender severally agrees on the terms and conditions hereinafter set forth to make, in its sole discretion, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount owing to the Swing Line Lender not to exceed at any time outstanding the lesser of (i) the Swing Line Facility at such time and (ii) the Swing Line Lender’s Swing Line Commitment at such time; provided, however, that no Swing Line Borrowing shall exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time; provided, further, that the Swing Line Lender shall not be obligated to make any Swing Line Advance. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof. Within the limits of the Swing Line Facility and within the limits referred to in the first sentence of this subsection (c), the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c). Immediately upon the making of a Swing Line Advance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Advance in an amount equal to the product of such Lender’s Pro Rata Share times the principal amount of such Swing Line Advance.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Section 2.02 Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or on the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) the Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account or such other account as the Borrower shall request; provided, however, that, in the case of Revolving Credit Advances, the Administrative Agent shall first apply such funds to prepay ratably the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date.

(b) (i) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Lender and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Lender will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent’s Account, in same day funds. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account or such other account as the Borrower shall request.

(ii) The Swing Line Lender may, at any time in its sole and absolute discretion, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Lender to so request on its behalf) that each Revolving Credit Lender make a Base Rate Advance in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Advances then outstanding. Such request shall be deemed to be a Notice of Borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.02(a) without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in Section 3.02 (except that the Borrower shall not be deemed to have made any representations and warranties). The Swing Line Lender shall furnish the Borrower with a copy of the Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Lender, by deposit to the Administrative Agent’s Account, in same date funds, not later than 3:00 P.M. on the day specified in such Notice of Borrowing.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(iii) If for any reason any Swing Line Advance cannot be refinanced by a Revolving Credit Borrowing as contemplated by Section 2.02(b)(ii), the request for Base Rate Advances submitted by the Swing Line Lender as set forth in Section 2.02(b)(ii) shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Advance and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.02(b)(ii) shall be deemed payment in respect of such participation.

(iv) If and to the extent that any Revolving Credit Lender shall not have made the amount of its Pro Rata Share of such Swing Line Advance available to the Administrative Agent in accordance with the provisions of Section 2.02(b)(ii), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of the applicable Notice of Borrowing delivered by such Swing Line Lender until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Advances or to purchase and fund risk participations in a Swing Line Advance pursuant to this Section 2.02(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Advances pursuant to this Section 2.02(b) is subject to satisfaction of the conditions set forth in Section 3.02. No funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Advances, together with interest as provided herein.

(c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Revolving Credit Advances may not be outstanding as part of more than 15 separate Borrowings.

(d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any actual loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e) Unless the Administrative Agent shall have received notice from any Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon

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Second Amended and Restated Revolving Credit and Guaranty Agreement

such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes of this Agreement.

(f) The failure of any Lender to make the Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance or make available on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by it.

Section 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries; provided that the Issuing Banks shall not be obligated to issue any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such issuance, (x) the Available Amount for all Letters of Credit issued by such Issuing Bank would exceed the lesser of the Letter of Credit Sublimit at such time and such Issuing Bank’s Letter of Credit Commitment at such time, (y) the Available Amount of such Letter of Credit would exceed the Unused Revolving Credit Commitment or (z) the sum of (1) the aggregate principal amount of all Revolving Credit Advances plus Swing Line Advances and Letter of Credit Advances outstanding at such time plus (2) the aggregate Available Amount of all Letters of Credit outstanding at such time exceed the Borrowing Base at such time. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit issued for the account of the Borrower or its Subsidiaries shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Letter of Credit in particular or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which such Issuing Bank in good faith deems material to it; (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date; (C) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank; or (D) such Letter of Credit is in an initial amount less than $100,000 (unless such Issuing Bank agrees otherwise), or is to be denominated in a currency other than U.S. dollars.

(iii) No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower or such Subsidiary for whose account such Letter of Credit is to be issued. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Bank may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by such Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day following any payment by the applicable Issuing Bank under a Letter of Credit, so long as the Borrower has received notice of such drawing by 10:00 a.m. on such following Business Day (each such date, an “Honor Date”), the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing (together with interest thereon at the rate set forth in Section 2.07 for Revolving Credit Advances bearing interest at the Base Rate). If the Borrower fails to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Borrowings, but subject to the amount of the Unused Revolving Credit Commitments and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Borrowing). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including a Revolving Credit Lender acting as Issuing Bank) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable Issuing Bank at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Letter of Credit Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank a Letter of Credit Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(iv) Until each Revolving Credit Lender funds its Revolving Credit Advance or Letter of Credit Advance pursuant to this Section 2.03(c) to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank.

(v) Each Revolving Credit Lender’s obligation to make Letter of Credit Advances to reimburse the applicable Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Letter of Credit Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such Issuing Bank shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the such Issuing Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the applicable Issuing Bank submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after any Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s Letter of Credit Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s Letter of Credit Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned under any circumstances (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse any Issuing Bank for each drawing under each Letter of Credit and to repay each Letter of Credit Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Bank. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders,

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Second Amended and Restated Revolving Credit and Guaranty Agreement

as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, any related Agent-Related Person, any of their respective correspondents, participants or assignees of such Issuing Bank or any Agent-Related Person, and they may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s, any such Agent-Related Person’s, or any of such respective correspondents, participants or assignees of such Issuing Bank or of any Agent-Related Person’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 105% of such Outstanding Amount determined as of the date of such Letter of Credit Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Banks (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash collateral shall be maintained in the L/C Cash Collateral Account.

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(i) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j) Issuing Banks. Until such time as any financial institution that is an Issuing Bank on the date hereof shall become a Revolving Credit Lender hereunder, such Issuing Bank shall have no obligations under the Loan Documents other than with respect to Existing Letters of Credit issued by such Issuing Bank.

Section 2.04 Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

(b) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Lender and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

(c) Letter of Credit Advances. The Borrower shall repay to the Administrative Agent for the account of the Issuing Banks and each Revolving Credit Lender that has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on the earlier of (i) the date of demand therefor and (ii) the Termination Date.

Section 2.05 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon at least two Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility and the Letter of Credit Sublimit and the Unused Revolving Credit Commitments; provided, however, that each partial reduction shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b) Mandatory.

(i) The Letter of Credit Sublimit shall be automatically and permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Sublimit exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(ii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(c) Application of Commitment Reductions. Upon each reduction of the Revolving Credit Facility pursuant to this Section 2.05, the Commitment of each of the Revolving Credit Lenders shall be reduced by such Revolving Credit Lender’s Pro Rata Share of the amount by which the Revolving Credit Facility is reduced in accordance with the Lenders’ respective Revolving Credit Commitments.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Section 2.06 Prepayments. (a) Optional. The Borrower may, upon at least one Business Day’s notice to the Administrative Agent received not later than 11:00 A.M. (New York, New York time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the aggregate outstanding principal amount of any Advance and (ii) that no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.06 other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts required by Section 9.04(c) if the applicable Lender has provided the Borrower with adequate notice of the amount of the same.

(b) Mandatory.

(i) [RESERVED.]

(ii) The Borrower shall, on each Business Day, if applicable, prepay (with no corresponding commitment reduction) an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances or deposit cash collateral in an amount equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances then outstanding plus (y) the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Availability Amount.

(iii) The Borrower shall, on each Business Day, if applicable, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Sublimit on such Business Day.

(iv) Prepayments of the Revolving Credit Facility made pursuant to clause (ii) above shall be first applied to prepay Letter of Credit Advances then outstanding, if any, until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied ratably to prepay Revolving Credit Advances then outstanding, if any, comprising part of the same Borrowings until such Advances are paid in full and third, if required under Section 2.03(g), deposited in the L/C Cash Collateral Account. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the applicable Issuing Bank or Revolving Credit Lenders, as applicable.

(v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, and, if any such prepayment is made on a day other than on the last day of the Interest Period applicable thereto, such prepayment shall be accompanied by the payment of the amounts required by Section 9.04(c) if the applicable Lender has provided the Borrower with adequate notice of the amount of the same.

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Section 2.07 Interest. (a) Scheduled Interest. The Borrower shall pay interest on each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable quarterly in arrears on the first Business Day following each Fiscal Quarter during such periods and upon repayment of such Advance.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last Business Day of such Interest Period and, if such Interest Period has a duration of more than 90 days, every 90 days from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. The Borrower shall pay interest, (i) upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or (f), at the election of the Required Lenders, on the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) and (ii) to the fullest extent permitted by law, on the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances pursuant to clause (a)(i) above.

(c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate determined by the Administrative Agent for purposes of clause (a) above.

Section 2.08 Fees. (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee, from the date hereof in the case of each Lender party to this Agreement on the Closing Date and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other such Lender until the Termination Date, payable in quarterly in arrears on the first Business Day following each Fiscal Quarter and on the Termination Date, at the rate of (i) 0.375% per annum on the average daily unused portion of the Unused Revolving Credit Commitment of such Lender, if the average daily unused portion of the Unused Revolving Credit Commitments is equal to or greater than 50% of the aggregate Commitments and (ii) 0.25% per annum on the average daily unused portion of the Unused Revolving Credit Commitment of such Lender, if the average daily unused portion of the Unused Revolving Credit Commitments is less than 50% of the aggregate Commitments; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that the commitment fee payable to each Lender on the first Business Day of the first full Fiscal Quarter after the Closing Date shall be at the rate of 0.375% per annum on the average daily unused portion of the Unused Revolving Credit Commitment of such Lender at such time.

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(b) Letter of Credit Fees, Etc.

(i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable quarterly in arrears on the first Business Day of each Fiscal Quarter, on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date, on such Revolving Credit Lender’s Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility.

(ii) The Borrower shall pay to the Issuing Banks, for their own account, (A) ratably, a fronting fee, payable quarterly in arrears on the first Business Day following each Fiscal Quarter and on the Termination Date, on the average daily Available Amount during such quarter of all Letters of Credit, from the Closing Date until the Termination Date, at the rate of 0.125% per annum and (B) the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Banks.

Section 2.09 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory.

(i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall, at the end of the applicable Interest Period, automatically Convert into Base Rate Advances.

(ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

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Section 2.10 Increased Costs, Etc. (a) If, due to either (i) a Change in Law, (ii) the introduction of or any change in or in the interpretation of any law or regulation or (iii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (including any Taxes imposed on a Lender Party (other than Excluded Taxes and taxes indemnified pursuant to Section 2.12) with respect to its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender Party determines that (i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) or (ii) a Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

(c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central

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bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York, New York time) on the day when due (or, in the case of payments made by a Guarantor pursuant to Section 8.01, on the date of demand therefor) in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party’s proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

(c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower’s accounts with such Lender Party any amount so due. Each of the Lender Parties hereby agrees to notify the Borrower promptly (and in any event within two (2) Business Days thereof) after any such setoff and

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application shall be made by such Lender Party; provided, however, that the failure to give such notice shall not affect the validity of such charge.

(d) All computations of interest based on the Base Rate, of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.12 Taxes. (a) Except as otherwise provided herein, any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto (collectively, “Taxes”), excluding, in the case of each Lender Party and each Agent, (w) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Taxes imposed as a result of a present or former connection between such Lender Party and the jurisdiction imposing such Tax (other than connections arising from such Lender Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document), (x) in the case of a Lender, U.S. federal withholding Taxes imposed on, or otherwise with respect to, amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20) or (ii) such Lender changes its lending office, except in each

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case to the extent that, pursuant to this Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (y) Taxes attributable to such Lender Party’s failure to comply with Section 2.12(e), and (z) any U.S. federal withholding Taxes imposed under FATCA. (collectively, “Excluded Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, subject to Section 2.12(f), (i) except in the case of Excluded Taxes, the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

(b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents, except, in the case of an assignment (other than an assignment request by the Borrower under Section 2.20), for Taxes imposed as a result of a present or former connection between a Lender Party and the jurisdiction imposing such Tax (other than connections arising from such Lender Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) (hereinafter referred to as “Other Taxes”).

(c) Except as otherwise provided herein, the Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of (i) any Taxes that are not Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) Other Taxes imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto, but excluding penalties, interest or other expenses to the extent attributable to the gross negligence or willful misconduct of the Person claiming such indemnity. This indemnification shall be made within 10 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such Taxes and liabilities delivered to the Borrower shall be conclusive absent manifest error.

(d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(e) Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably

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requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in 2.12(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

1)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2)	executed originals of IRS Form W-8ECI;

3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section

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881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

4)	to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) If any Lender Party determines, in its sole discretion exercised in good faith, that it has actually and finally realized by reason of the refund of any Taxes paid or reimbursed by any

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Loan Party pursuant to this Section 2.12 in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.12 exceeding the amount needed to make such Lender Party whole, such Lender Party shall pay to the Borrower or other Loan Party, as the case may be, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, net of all out-of-pocket expenses in securing such refund. The Borrower or other Loan Party, upon the request of such Lender Party, shall repay to such Lender Party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Lender Party is required to repay such refund to a governmental authority. Notwithstanding anything to the contrary in this paragraph, in no event will the Lender Party be required to pay any amount to a Loan Party the payment of which would place the Lender Party in a less favorable net after-Tax position than the Lender Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Loan Party or any other Person.

Section 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment, whether voluntary, involuntary, through the exercise of any right of set off, or otherwise (other than pursuant to Section 2.10, 2.12, 9.04 or 9.07), (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time (other than pursuant to Section 2.10, 2.12, 9.04 or 9.07) to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time (other than pursuant to Section 2.10, 2.12, 9.04 or 9.07) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time (other than pursuant to Section 2.10, 2.12, 9.04 or 9.07) to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Section 2.14 Use of Proceeds. The proceeds of the Revolving Credit Advances, the Swing Line Advances and the Letters of Credit shall only be utilized to provide financing for working capital, letters of credit, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries.

Section 2.15 Defaulting Lenders. (a) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

(b) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment as provided in Section 2.08 hereunder or under this Agreement or any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

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(i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent in its capacity as Administrative Agent; and

(ii) second, to the Issuing Banks and the Swing Line Lender for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Banks and the Swing Line Lender; and

(iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

(c) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with CITI, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be CITI’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

(i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder in its capacity as Administrative Agent;

(ii) second, to the Issuing Banks and the Swing Line Lender for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks and the Swing Line Lender;

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(iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

(iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

(d) In the event that, at any time, any Lender Party shall be a Defaulting Lender such Defaulting Lender shall not be entitled to receive any commitment fee for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such commitment fee that otherwise would have been required to have been paid to such Defaulting Lender).

(e) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

Section 2.16 Evidence of Debt. (a) The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Advances in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Advances and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.17 Cash Management.

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(a) On or prior to the Closing Date, the Borrower shall and shall cause each other Loan Party to:

(i) deliver to the Administrative Agent a schedule of all DDAs maintained by the Loan Parties, which schedule includes, with respect to each depository (A) the name and address of such depository, (B) the account number(s) maintained with such depository and (C) a contact person at such depository; and

(ii) enter into a blocked account agreement (together with the blocked account agreements existing on the date hereof with respect to the accounts listed on Part B of Schedule II, each, a “Closing Date Blocked Account Agreement”), satisfactory in form and substance to the Administrative Agent in its reasonable discretion, with respect to each Concentration Account and each DDA existing as of the Closing Date (other than (A) any Concentration Account maintained with the Collateral Agent or (B) any DDA that is not a lock box account and does not have a blocked account agreement in place as of the date hereof);

provided that to the extent that the Collateral Agent has been granted control, as determined by the Collateral Agent in its reasonable discretion, with respect to the Existing Accounts, the Loan Parties are not required to comply with the foregoing clause (a)(ii).

(b) Each Blocked Account Agreement or such other account control agreement, if applicable, for each Concentration Account shall require, during the continuance of a Cash Control Trigger Event (and delivery of notice thereof from the Collateral Agent), the ACH or wire transfer on each Business Day of all available cash receipts held in the Concentration Accounts to a concentration account maintained by the Administrative Agent at Citibank, N.A. (the “Agent Concentration Account”).

(c) If (i) at any time during the continuance of a Cash Control Trigger Event, any proceeds of ABL Collateral owned by a Loan Party are deposited in any account (other than an Excluded Account), or held or invested in any manner (other than (x) in the Concentration Account that is subject to the Blocked Account Agreement, (y) in a Concentration Account that is maintained with the Collateral Agent or (z) a DDA which is swept daily to a Concentration Account subject to a Blocked Account Agreement), or (ii) at any time, a Concentration Account shall cease to be subject to a Blocked Account Agreement, the applicable Loan Party shall as soon as practicable furnish the Collateral Agent with written notice thereof and the Administrative Agent may require such Loan Party to close such account and have any such funds transferred to a Concentration Account which is subject to a Blocked Account Agreement. In addition to the foregoing, during the continuance of a Cash Control Trigger Event, the Loan Parties shall, upon the request of the Administrative Agent, provide such Agent with an accounting of the contents of the Concentration Accounts.

(d) A Loan Party may close DDAs or a Concentration Account, maintain existing DDAs or Concentration Accounts and/or open new DDAs or Concentration Accounts, subject to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements with respect to each Concentration Account (except with respect to any Concentration Account maintained with the Collateral Agent) consistent with the provisions of this Section 2.17 and otherwise reasonably satisfactory to the Administrative Agent. The applicable Loan Party shall furnish the Administrative Agent with prior written notice of its intention to open or close a Concentration Account or lock box account.

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(e) The Loan Parties may also maintain one or more disbursement accounts which shall be used by the Loan Parties solely for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder (any account so used, a “Disbursement Account”).

(f) The Agent Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) it has no right of withdrawal from the Agent Concentration Account, (ii) the funds on deposit in the Agent Concentration Account shall at all times continue to be collateral security for all of the Secured Obligations, and (iii) the funds on deposit in the Agent Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 2.17, during the continuance of a Cash Control Trigger Event, a Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall promptly be deposited into a Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(g) With respect to any lock box account and Concentration Account of any Loan Party established after the Closing Date, such Loan Party shall enter into a blocked account agreement (each, an “Additional Blocked Account Agreement” and, together with the Closing Date Blocked Account Agreement, each a “Blocked Account Agreement”), satisfactory in form and substance to the Administrative Agent in its reasonable discretion. Except as otherwise provided in this Section 2.17, the Loan Parties shall deposit all cash receipts of the Loan Parties and proceeds of ABL Collateral in a DDA or Concentration Account subject to a Blocked Account Agreement.

(h) The Collateral Agent shall promptly (but in any event within two (2) Business Days) furnish written notice to each Person with whom a Concentration Account is maintained when a Cash Control Trigger Event is no longer continuing for purposes of this Agreement.

(i) Subject to Section 2.17(c), any amounts received in the Agent Concentration Account shall be applied to the payment (without a corresponding reduction of Commitments) of all of the Advances (whether then due or not) and all of the other Obligations under the Loan Documents (other than contingent obligations) (whether then due or not) in the order provided in Section 21(b) of the Security Agreement (with all Advances deemed due for purposes thereof).

(j) The following shall apply to deposits and payments under and pursuant to this Agreement:

(i) funds shall be deemed to have been deposited to the Agent Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. on that Business Day);

(ii) funds paid to the Administrative Agent, other than by deposit to the Agent Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. on that Business Day); and

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(iii) if a deposit to the Agent Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day.

Section 2.18 [Reserved].

Section 2.19 [Reserved].

Section 2.20 Replacement of Certain Lenders. In the event a Lender (“Affected Lender”) shall have (a) become a Defaulting Lender under Section 2.15, (b) requested compensation from the Borrower under Section 2.12 with respect to Taxes or Other Taxes or with respect to increased costs or capital or under Section 2.10 or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, or (c) delivered a notice pursuant to Section 2.10(d) claiming that such Lender is unable to extend Eurodollar Rate Advances to the Borrower for reasons not generally applicable to the other Lenders, then (1) the Borrower may prepay the outstanding principal amount of such Affected Lender’s Advances in whole (together with accrued interest to the date thereof on the principal amount prepaid) pursuant to Section 2.06 and reduce the Commitment of such Affected Lender to zero (unless, within five (5) Business Days after receipt by the Affected Lender of notice from the Borrower that the Borrower intends to prepay and reduce the Commitment of the Affected Lender to zero, in the event that such Lender is an Affected Lender pursuant to (i) clause (a) above, such Lender no longer is a Defaulting Lender, (ii) clause (b) above, such Lender withdraws the request for compensation as set forth in clause (b) above or (iii) clause (c) above, such Lender withdraws the notice delivered pursuant to Section 2.10(d) claiming that such Lender is unable to extend Eurodollar Rate Advances (as noted in clause (c) above) and extends such Eurodollar Rate Advances to the Borrower) and such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.04, as well as to any fees accrued for its account hereunder and not paid, and shall continue to be obligated under Section 7.07 with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the reduction of the Commitment of such Affected Lender, or (2) the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignments and Acceptances within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 9.07 which the Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose (“Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Advances owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 9.07. The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10 and 9.04, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 7.07 with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.

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Section 2.21 Increase in Commitments (a) Upon notice to the Administrative Agent, at any time after the Closing Date, the Borrower may request that Additional Revolving Credit Commitments be provided by Additional Revolving Credit Lenders (which may include Persons meeting the definition of an Eligible Assignee) on terms agreed to by the Borrower and such Additional Revolving Credit Lenders; provided that (i) after giving effect to any such Additional Revolving Credit Commitments, the aggregate amount of Additional Revolving Credit Commitments that have been added pursuant to this Section 2.21 shall not exceed $250,000,000, (ii) upon the effectiveness of any such Additional Revolving Credit Commitments, Section 2.21(e) shall apply and (iii) the final maturity date of any Additional Revolving Credit Advances shall be the Maturity Date. Notwithstanding anything to the contrary contained herein, the Lenders shall not be obligated to commit to the Additional Revolving Credit Commitments.

(b) Any Additional Revolving Credit Commitments to provide Additional Revolving Credit Advances under this Section 2.21 shall be added to this Agreement pursuant to an amendment (the “Additional Revolving Credit Commitment Amendment”) among the Borrower, the Administrative Agent and the Additional Revolving Credit Lenders. As a condition precedent to the effectiveness of the Additional Revolving Credit Commitment Amendment, the Borrower shall deliver to the Administrative Agent a certificate on behalf of the Borrower dated as of the effective date (the “Additional Commitments Closing Date”) signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (i) the representations and warranties of the Loan Parties contained in Article IV and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the Additional Commitments Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, (ii) no Default or Event of Default exists immediately before or immediately after giving effect to such increase, (iii) all fees and expenses owing to the Administrative Agent and the Additional Revolving Credit Lenders in connection with the Additional Revolving Credit Commitments shall have been paid. Any other terms and conditions in respect of any Additional Revolving Credit Commitments shall be substantially similar to the terms and conditions set forth in this Agreement, and (iv) if the initial yield of any Additional Revolving Credit Commitment (as determined by the Administrative Agent to be equal to the Applicable Margin with respect to such Additional Revolving Credit Commitment) exceeds the Applicable Margin then in effect for Revolving Credit Commitments (such excess, the “Yield Differential”), then the Applicable Margin for the adversely affected Revolving Credit Commitment shall automatically be increased by the Yield Differential, effective upon the Additional Commitments Closing Date. On each Additional Commitments Closing Date, (x) each applicable Additional Revolving Credit Lender or Eligible Assignee shall become a “Revolving Credit Lender”, (y) each Additional Revolving Credit Commitment shall be deemed a “Revolving Credit Commitment”, and (z) each Additional Revolving Credit Advance made thereafter in connection with such Additional Revolving Credit Commitment shall be deemed a “Revolving Credit Advance” for all purposes of this Agreement and the other Loan Documents.

(c) Any Additional Revolving Credit Commitment Amendment and any related documentation may, without the consent of any Lenders (other than Additional Revolving Credit Lenders that are party to such Additional Revolving Credit Commitment Amendment), effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21. Any Additional Revolving Credit Advances made pursuant to this Section 2.21 shall be evidenced by one or more entries in the Register maintained by the Administrative Agent in accordance with the provisions set forth in Section 9.07(d).

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(d) This Section 2.21 shall supersede any provisions in Section 9.01 to the contrary. Notwithstanding any other provision of any Loan Document, the Loan Documents may be amended by the Administrative Agent and the Loan Parties, if necessary, to provide for terms applicable to each Additional Revolving Credit Commitment.

(e) Upon the effectiveness of any Additional Revolving Credit Commitments exercised under this Section 2.21, the Availability level specified in the Availability Condition, the Cash Control Trigger Event, the Financial Covenant Trigger Event, and any other similar trigger or incurrence based events specified herein, shall, in each case, be increased for all purposes hereunder on a pro rata basis based on the principal amount of such Additional Revolving Credit Commitments.

Section 2.22 Extended Revolving Credit Facility.

(a) The Borrower may at any time and from time to time request that all or any portion of the Revolving Credit Commitments (the “Existing Revolving Facility”) be converted to extend the scheduled maturity date(s) and/or termination date(s) of any payment of principal with respect to all or a portion of the loans or commitments in respect of the Existing Revolving Facility (such Revolving Credit Facility which has been so converted, an “Extended Revolving Facility”) and to provide for other terms consistent with this Section 2.22. In order to establish any Extended Revolving Facility, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolving Facility) (an “Extension Request”) setting forth the proposed terms of the Extended Revolving Facility to be established which shall be substantially identical to the Existing Revolving Facility which is being converted except that:

(i) all or any of the scheduled payments of principal (including the maturity date) and/or termination dates of the Extended Revolving Facility may be delayed to later dates than the scheduled payments of principal (including the maturity date) and/or termination dates of such Existing Revolving Facility to the extent provided in the applicable Extension Amendment;

(ii) the interest margins and commitment fees with respect to the Extended Revolving Facility may be different than the interest margins and commitment fees for the Existing Revolving Facility and upfront fees may be paid to the Extending Lenders, in each case, to the extent provided in the applicable Extension Amendment;

(iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest final maturity or termination date of the Revolving Credit Commitments in effect on the effective date of the Extension Amendment immediately prior to the establishment of such Extended Revolving Facility; and

(iv) no commitments in respect of such Extended Revolving Facility may be optionally reduced or terminated prior to the date on which the commitments under the Existing Revolving Facility from which they were converted are terminated unless such optional reduction or termination is accompanied by a pro rata optional reduction of the commitments under such Existing Revolving Facility.

(b) Any Extended Revolving Facility converted pursuant to any Extension Request shall be designated a series (an “Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Facility converted from an Existing Revolving

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Facility may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Revolving Facility.

(c) The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Revolving Facility are requested to respond. No Lender shall have any obligation to agree to have any of its Loans and commitments of any Existing Revolving Facility converted into an Extended Revolving Facility pursuant to any Extension Request. Any Lender (an “Extending Lender”) wishing to have all or any portion of its Loans and commitments under the Existing Revolving Facility subject to such Extension Request converted into Extended Revolving Facility, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans and commitments under the Existing Revolving Facility which it has elected to request be converted into Extended Revolving Facility. In the event that the aggregate amount of commitments under an Existing Revolving Facility subject to Extension Elections exceeds the amount of commitments under an Extended Revolving Facility requested pursuant to the Extension Request, commitments subject to Extension Elections shall be converted to commitments under an Extended Revolving Facility on a pro rata basis based on the amount of commitments included in each such Extension Election.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) Extended Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, (ii) any Extending Lender may extend all or any portion of its Revolving Credit Commitment pursuant to one or more Extension Requests (subject to applicable proration in the case of over participation) (including the extension of any Extended Revolving Facility), and (iii) any Extended Revolving Facility and all obligations in respect thereof shall be Obligations under this Credit Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Credit Agreement and the other Loan Documents.

Extended Revolving Facilities shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender providing an Extended Revolving Facility thereunder which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender). Notwithstanding anything to the contrary herein, such Extension Amendment shall include, amongst other specifications, (1) provisions to treat Extended Revolving Credit Commitments as a separate tranche or series and the incorporation of applicable class voting rights, (2) provisions detailing whether, and the manner in which, Letters of Credit shall be transferred to the Extended Revolving Facility or remain effective under the Existing Revolving Facility, (3) that any and all accrued interest or fees (including, but not limited to, such fees described in Section 2.08 of this Agreement) shall be due and payable upon the effectiveness of any Extension Amendment, and (4) provisions for the prepayment of any Advances outstanding under the Existing Revolving Facility on the date the Extension Amendment becomes effective (including payment of any breakage costs); provided, that Advances may then be re-borrowed pursuant to a same-day Notice of Borrowing under either the Existing Revolving Facility or the Extended Revolving Facility. Each of the parties hereto hereby agrees that, upon the effectiveness of any Extension Amendment in accordance with its terms, (i) this Agreement shall be deemed amended as set forth therein, notwithstanding anything to the contrary set forth in Section 9.07, and (ii) such Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. All Extended Revolving Facilities and all obligations in respect thereof shall be Obligations under the Credit Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under the Credit Agreement and in connection with any Extension Amendment,

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notwithstanding anything to the contrary set forth in Section 9.07 of this Agreement, the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Extended Revolving Facility Commitments are provided with the benefit of the applicable Collateral Documents on a pari passu basis with the other Obligation.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.01 Conditions Precedent to the Closing Date. This Agreement shall become effective on and as of the first date (the “Closing Date”) on which the following conditions precedent have been satisfied (and the obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of such conditions precedent before or concurrently with the Closing Date):

(a) The Administrative Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

(i) Duly executed counterparts of this Agreement.

(ii) The Notes payable to the order of the Lenders to the extent requested in accordance with Section 2.16(a).

(iii) Security Agreement, together with evidence that all other action that the Collateral Agent may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents and the required priority thereof has been taken.

(iv) Certified copies of the resolutions of the boards of directors of each of the Borrower and each Guarantor approving the execution and delivery of this Agreement and each other Loan Document to which it is, or is intended to be a party, and of all documents evidencing other necessary constitutive action and, if any, material governmental and other third party approvals and consents, if any, with respect to this Agreement, the other Transactions and each other Loan Document.

(v) A copy of the charter or other constitutive document of each Loan Party and each amendment thereto, certified (as of a date reasonably acceptable to the Administrative Agent) by the Secretary of State of the jurisdiction of its incorporation or organization, as the case may be, thereof as being a true and correct copy thereof.

(vi) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the accuracy and completeness of the charter (or other applicable formation document) of such Loan Party and the absence of any changes thereto; (B) the accuracy and completeness of the bylaws (or other applicable

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organizational document) of such Loan Party as in effect on the date on which the resolutions of the board of directors (or persons performing similar functions) of such Person referred to in Section 3.01(a)(iv) were adopted and the absence of any changes thereto (a copy of which shall be attached to such certificate); (C) the absence of any proceeding known to be pending for the dissolution, liquidation or other termination of the existence of such Loan Party; (D) the accuracy in all material respects of the representations and warranties made by such Loan Party in the Loan Documents to which it is or is to be a party as though made on and as of the Closing Date, before and after giving effect to all of the Borrowings and the issuance of all of the Letters of Credit to be made on such date (including the migration of any Existing Letters of Credit) and to the application of proceeds, if any, therefrom; (E) the absence of any event occurring and continuing, or resulting from any of the Borrowings or the issuance of any of the Letters of Credit to be made on the Closing Date (including the migration of any Existing Letters of Credit) or the application of proceeds, if any, therefrom, that would constitute a Default; and (F) the absence of a Material Adverse Effect since December 31, 2012.

(vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other documents to be delivered hereunder.

(viii) Certificates, in substantially the form of Exhibit L attesting to the Solvency of the Borrower and each Guarantor, on a consolidated basis (after giving effect to the Transactions), from its Chief Financial Officer or other financial officer.

(ix) Copies of (i) at least five (5) days prior to the Closing Date, audited financial statements of the Borrower and its Subsidiaries for each of the three most recently-ended Fiscal Years ending more than 90 days prior to the Closing Date; and (ii) customary unaudited pro forma financial statements as to the Borrower and its Subsidiaries giving effect to the Transactions, in each case prepared in a manner consistent with the projections in the presentation provided by the Borrower dated May 29, 2013.

(x) To the extent applicable, a Notice of Borrowing for any Borrowing to be made, and/or one or more Letter of Credit Applications for each Letter of Credit (other than any Existing Letter of Credit) to be issued, on the Closing Date.

(xi) A favorable opinion of (A) Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel to the Loan Parties, in substantially the form of Exhibit D-1 hereto, and addressing such other matters as the Lenders may reasonably request (including as to Delaware corporate law matters), and (B) Shumaker, Loop & Kendrick, LLP, Michigan counsel to the Loan Parties, in substantially the form of Exhibit D-2 hereto and addressing such other matters as the Lenders may reasonably request.

(xii) Since December 31, 2012, there shall not have occurred a Material Adverse Effect.

(xiii) All costs, fees and expenses (including, without limitation, legal fees and expenses for which the Borrower has received an invoice at least one (1) day prior to the Closing Date) and other compensation contemplated by the Engagement Letter, the Administrative Agent Fee Letter and the Fee Letter and payable to the Agents or the Lender Parties shall have been paid in full in cash to the extent due and payable.

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(xiv) The Lenders shall have received, at least five (5) days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

Section 3.02 Conditions Precedent to Each Borrowing and Each Issuance of a Letter of Credit. Each of (a) the obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance to be made by the Issuing Banks or a Lender pursuant to Section 2.03(c) and as set forth in Section 2.02(b) with respect to the Swing Line Advances made by a Lender) on the occasion of each Borrowing, and (b) the obligation of the Issuing Banks to issue a Letter of Credit (including the initial issuance of a Letter of Credit hereunder) or to renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal:

(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or renewal of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, issuance or renewal such statements are true):

(i) the representations and warranties contained in each Loan Document, are correct in all material respects, only to the extent that such representation and warranty is not otherwise qualified by materiality or Material Adverse Effect on and as of such date, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case as of such specific date;

(ii) no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds, if any, therefrom, that constitutes a Default; and

(iii) no Borrowing Base Deficiency will exist after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom; and

(b) the Lenders shall have received the Borrowing Base Certificate most recently required to be delivered pursuant to Section 5.03(o).

Section 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Closing Date specifying its objection thereto, and if a Borrowing occurs on the Closing Date, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a) Each of the Borrower and its Material Subsidiaries (i) is a corporation, partnership, limited liability company or other organization duly organized, validly existing and in good standing (or to the extent such concept is applicable to a non-U.S. entity, the functional equivalent thereof) under the laws of the jurisdiction of its incorporation or formation except where the failure to be in good standing (or the functional equivalent), individually or in the aggregate, would not have a Material Adverse Effect, (ii) is duly qualified as a foreign corporation (or other entity) and in good standing (or the functional equivalent thereof, if applicable) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed and in good standing (or the functional equivalent thereof, if applicable), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, all of the outstanding capital stock of each Loan Party (other than the Borrower) has been validly issued, is fully paid and non assessable and is owned by the Persons listed on Schedule 4.01 hereto in the percentages specified on Schedule 4.01 hereto free and clear of all Liens, except those created under the Collateral Documents or otherwise permitted under Section 5.02(a) hereof.

(b) Set forth on Schedule 4.01 hereto is a complete and accurate list as of the Closing Date of all Subsidiaries of the Borrower, showing as of the Closing Date (as to each such Subsidiary) the jurisdiction of its incorporation or organization, as the case may be, and the percentage of the Equity Interests owned (directly or indirectly) by the Borrower or its Subsidiaries.

(c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of each aspect of the transactions contemplated hereby, are within such Loan Party’s constitutive powers, have been duly authorized by all necessary constitutive action, and do not (i) contravene such Loan Party’s constitutive documents, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, or any of their properties entered into by such Loan Party after the date hereof except, in each case, other than any conflict, breach or violation which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

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(d) Except for the filing or recordings of Collateral Documents, filings or recordings already made or to be made pursuant to any federal law, rule or regulation or filings or recordings to be made in any jurisdiction outside of the United States, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of each aspect of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

(e) This Agreement has been, and each of the Notes, if any, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject in each case to Debtor Relief Laws.

(f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2012, and the related Consolidated statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, and the interim Consolidated balance sheets of the Borrower and its Subsidiaries as at March 31, 2013 and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the respective months then ended, which have been furnished to each Lender Party present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of such dates and for such periods all in accordance with GAAP consistently applied (subject to year-end adjustments and in the case of unaudited financial statements, except for the absence of footnote disclosure).

(g) Since December 31, 2012, there has not occurred a Material Adverse Change.

(h) All projected Consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.03(d) were prepared and will be prepared, as applicable, in good faith on the basis of the assumptions stated therein, which assumptions were fair and will be fair in the light of conditions existing at the time of delivery of such projections, and represented and will represent, at the time of delivery, the Borrower’s reasonable estimate of its future financial performance, it being understood that projections are inherently unreliable and that actual performance may differ materially from such projections.

(i) Neither the Confidential Information Memorandum nor any other written information, exhibits and reports furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party on or after May 29, 2013 in connection with any Loan Document (other than to the extent that any such information, exhibits and reports constitute projections described in Section 4.01(h) above and any information of a general economic or industry nature) taken as a whole and in light of the circumstances in which made, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which any such statements were made, not misleading.

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(j) Except as set forth on Schedule 4.01(j) or as disclosed in any SEC filings, there is no action, suit, or proceeding affecting the Borrower or any of its Material Subsidiaries pending or, to the best knowledge of the Loan Parties, threatened before any court, governmental agency or arbitrator that (i) is reasonably expected to be determined adversely to the Loan Party and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document.

(k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or any drawing under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(l) No ERISA Event has occurred or is reasonably expected to occur with respect to any ERISA Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.

(m) The present value of all accumulated benefit obligations under each ERISA Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such ERISA Plan by an amount which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded ERISA Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded ERISA Plans by an amount which would reasonably be expected to have a Material Adverse Effect. Neither the Borrower, its Material Subsidiaries, nor any ERISA Affiliates has incurred within the previous five years or is reasonably expected to incur any Withdrawal Liability that would reasonably be expected to have a Material Adverse Effect.

(n) Except to the extent that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the operations and properties of each Loan Party and each of its Material Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, all past non compliance with such Environmental Laws and Environmental Permits has been resolved, and, to the knowledge of the Loan Parties after reasonable inquiry, no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Material Subsidiaries or any of their properties that could be reasonably likely to have an impact on any Loan Party or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(o) Once executed, the Collateral Documents create a valid and perfected security interest or Lien, as applicable in the Collateral having the priority set forth therein securing the payment of the Secured Obligations, and all filings and other actions necessary (except with respect to any action that is not required to be taken on the Closing Date in accordance with Section 5.01(t) hereof) to perfect such security interest have been duly taken, except that the execution and delivery of local law governed pledge or analogous documentation with respect to Equity Interests in Subsidiaries of the Borrower organized in jurisdictions outside the United States, and the filing, notarization, registration or other publication thereof, and the taking of other actions, if any, required under local law of the relevant jurisdictions of organization for the effective grant and perfection of a Lien on such Equity Interests under laws of such jurisdictions of organization outside the United States, may be required in order to fully grant, perfect and protect such security interest under such local laws. The Loan Parties are the

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legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(p) Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(q) Each Loan Party and each of its Subsidiaries has filed or caused to be filed all returns and reports (federal, state, local and foreign) which are required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, together with applicable interest and penalties, except (a) taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(r) [Reserved].

(s) [Reserved].

(t) [Reserved].

(u) Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary, in the aggregate, for the conduct of its business as currently conducted, and the use thereof by the Borrower and the Guarantors does not infringe upon the rights of any other Person, except for any such infringement that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(v) The Borrower and its Subsidiaries, on a consolidated basis, will be Solvent on and as of the Closing Date.

(w) Except to the extent that would not reasonably be expected to have a Material Adverse Effect, to each Loan Party’s knowledge, each Loan Party and its Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Materials into the environment.

(x) To each Loan Party’s knowledge, none of the Loan Parties or their Subsidiaries are in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except for any such violation or default that would not reasonably be expected to result in a Material Adverse Effect.

(y) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Loan Documents or the Transactions or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Borrower.

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(z) To the extent applicable, each Loan Party is in compliance, in all material respects, with the Patriot Act.

(aa) Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

Section 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

(a) Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises and the loss thereof is not materially disadvantageous to the Loan Parties, taken as a whole; provided, that the Borrower may liquidate or dissolve one or more Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a wholly owned Subsidiary of the Borrower in such liquidation or dissolution, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as otherwise permitted by Section 5.02(g).

(b) Compliance with Laws. Comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, such compliance to include without limitation, OFAC, ERISA, Environmental Laws and The Racketeer Influenced and Corrupt Organizations Chapter of The Organized Crime Control Act of 1970, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c) Environmental Matters. Except to the extent that would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, in each case to the extent the failure to do so would result in a loss or liability; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

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(d) Insurance. Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses (subject to deductibles and including provisions for self-insurance); and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area and in each case with financially sound and reputable insurance companies (subject to provisions for self-insurance).

(e) Obligations and Taxes. Except to the extent that it could not reasonably be expected to have a Material Adverse Effect, pay all its material obligations promptly and in accordance with their terms and pay and discharge and cause each of its Subsidiaries to pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, would become a Lien (other than a Permitted Lien) or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, in each case, if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor in conformity with GAAP.

(f) Access to Books and Records.

(i) Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Lender Parties and their representatives (which shall coordinate through the Administrative Agent) access to all such books and records during regular business hours upon reasonable advance notice, in order that the Lender Parties may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to any Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement and to discuss the affairs, finances and condition of the Borrower and the Guarantors with the officers and independent accountants of the Borrower; provided that the Borrower shall have the right to be present at any such visit or inspection.

(ii) Grant the Lender Parties (which shall coordinate through the Administrative Agent) access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters upon reasonable advance notice, but subject to appropriate limitations so as to preserve attorney-client privilege.

(iii) No more than once per fiscal year, during regular business hours, upon reasonable notice by the Administrative Agent or the Collateral Agent, permit such Agent or any Lenders and/or any representatives designated by such Agent or such Lender (it being understood that all such visits by Lenders shall be coordinated through the Administrative Agent) (including any internal and third party consultants, accountants, lawyers and appraisers retained by such Agent or Lender) to visit the properties of the Borrower and the Guarantors to conduct evaluations, appraisals, environmental assessments and ongoing maintenance and monitoring in connection with the Borrower’s computation of the Borrowing Base and the assets included in the

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Borrowing Base, and to monitor the ABL Collateral and all related systems, and pay the reasonable fees and expenses in connection therewith (including the reasonable and customary fees and expenses of such Agents and Lenders, as forth in Section 9.04); provided that the Borrower shall have the right to be present at any such visit and, unless (a) a Default has occurred and is continuing or (b) the Availability is less than or equal to the Availability Threshold Amount for five (5) consecutive Business Days, such visits permitted under this clause (iii) shall be coordinated through the Administrative Agent or the Collateral Agent and shall be made no more frequently than once in any fiscal year; provided however that if thereafter the Availability remains above the Availability Threshold Amount for a period of twenty (20) consecutive days, such visits permitted under this clause (iii) shall again be restricted to a frequency of once in any fiscal year. In connection with (A) any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base or (B) any Hedge Value Report delivered pursuant to Section 5.03(o), the Borrower shall make such modifications and adjustments to the Borrowing Base or the computation thereof as the Administrative Agent shall reasonably require upon at least ten (10) days written notice, in the case of clause (A) of this sentence, and promptly, in the case of clause (B) of this sentence (it being understood that no such notice is required during the continuance of an Event of Default or in the event that Availability is less than or equal to the Availability Threshold Amount) based upon the terms of this Agreement and results of such collateral monitoring, review, appraisal or Hedge Value Report (which modifications and adjustments may include maintaining additional Reserves to the extent reasonably required by the Administrative Agent in its Permitted Discretion).

(iv) Permit third-party appraisals of Inventory; provided that such third-party appraisals may be conducted (A) no more than once per fiscal year, (B) at any time upon the occurrence and continuance of an Event of Default or (C) at any time if the Availability is less than or equal to the Availability Threshold Amount for five (5) consecutive Business Days provided, however that if thereafter the Availability remains above the Availability Threshold Amount for a period of twenty (20) consecutive days, such appraisals permitted under this clause (iv)(C) shall again be restricted to a frequency of once in any fiscal year.

(g) [RESERVED.]

(h) Maintenance of Credit Ratings. Use commercially reasonable efforts to obtain and to maintain, in respect of the Borrower, corporate ratings and corporate family ratings of S&P and Moody’s, respectively, though no specific rating of either S&P or Moody’s shall be required for compliance with this covenant.

(i) Use of Proceeds. Use the proceeds of the Advances solely for the purposes, and subject to the restrictions, set forth in Section 2.14.

(j) Validity of Loan Documents. Use its best efforts to object to any application made on behalf of any Loan Party or by any Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto.

(k) Maintenance of Cash Management System. Maintain a cash management system on terms reasonably acceptable to the Lenders (it being acknowledged that the Cash Management System of the Borrower as in effect on the Closing Date is reasonably acceptable to the

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Lenders) in accordance with Section 2.17 of this Agreement. Continue to maintain one or more Concentration Accounts to be used by the Borrower as its principal concentration account for day-to-day collections of ABL Collateral conducted by the Borrower.

(l) [RESERVED.]

(m) Additional Domestic Subsidiaries; Additional Properties. If any Loan Party shall form or directly acquire all or substantially all of the outstanding Equity Interests of a Material Subsidiary after the Closing Date, a Subsidiary becomes a domestic Material Subsidiary after the Closing Date, then, in each case, the Borrower will: (x) notify the Administrative Agent and the Collateral Agent thereof and (y) with respect to the acquisition or domestication of any Material Subsidiary, such Loan Party will cause any applicable Material Subsidiary to become a Loan Party hereunder and under each applicable Collateral Document within fifteen (15) Business Days after such Material Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Material Subsidiary’s assets constituting Collateral to secure the Secured Obligations as the Administrative Agent or the Collateral Agent shall reasonably request in accordance with and subject to the Collateral Documents; provided that notwithstanding the foregoing, no Subsidiary will be required to become or remain a Guarantor or provide or maintain a Lien on any of its assets as security for any of the Obligations (A) if such Subsidiary is not a wholly-owned Subsidiary; (B) to the extent doing so would (1) in the case of any CFC or any assets of a CFC (including, for the avoidance of doubt, any subsidiaries of such CFC), result in any materially adverse tax consequences or (2) be prohibited by any applicable law; (C) such Person is an Excluded Subsidiary, or (D) if, in the reasonable judgment of the Administrative Agent and the Borrower, the cost of providing a Guarantee Obligation hereunder is excessive in relation to the benefits to be obtained by the Lender Parties therefrom.

(n) [RESERVED.]

(o) [RESERVED.]

(p) Further Assurances.

(i) Promptly upon reasonable request by any Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(ii) Promptly upon reasonable request by any Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, landlords’ and bailees’ waiver and consent agreements, assurances and other instruments as any Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter required to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens required to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(q) Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not have a Material Adverse Effect; provided that, this subsection (q) shall not prohibit the sale, transfer or other disposition of any such property consummated in accordance with the other terms of this Agreement.

(r) [RESERVED.]

(s) [RESERVED.]

Section 5.02 Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:

(a) Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or any of its Material Subsidiaries now owned or hereafter acquired by any of the Borrower or any such Material Subsidiary, other than: (i) Liens existing on the Closing Date and set forth on Schedule 5.02(a); (ii) Permitted Liens; (iii) Liens on assets of Foreign Subsidiaries to secure Debt permitted by Sections 5.02(b)(ii) or (vi); (iv) Liens in favor of the Administrative Agent, the Collateral Agent and the Secured Parties; (v) Liens in connection with Debt permitted to be incurred pursuant to Section 5.02(b)(vii) so long as such Liens extend solely to the property (and improvements and proceeds of such property) acquired or financed with the proceeds of such Debt or subject to the applicable Capitalized Lease; (vi) Liens (x) in the form of cash collateral deposited to secure Obligations under Hedge Agreements, Credit Card Programs and Cash Management Obligations (in each case, not secured as set forth in clause (y)); provided that such cash is not in excess of $75,000,000, and (y) on the ABL Collateral to secure (I) (A) Obligations under Hedge Agreements (not secured as set forth in clause (x)), (B) Cash Management Obligations (not secured as set forth in clause (x)) and (C) Obligations under Credit Card Programs (not secured as set forth in clause (x)) up to an aggregate amount for this clause (y)(I) determined in accordance with, and subject to, the terms and conditions of Section 7.13 and (II) to the extent satisfactory to the Administrative Agent, obligations of the Loan Parties in respect of Cash Pooling Arrangements); (vii) Liens arising pursuant to the Tooling Program; (viii) Liens on cash or Cash Equivalents to secure cash management obligations, provided that such cash or cash equivalents are not in excess of $1,000,000; (ix) Liens on the Non-ABL Collateral to secure Debt incurred pursuant to Section 5.02(b)(xvii), so long as the Consolidated Fixed Charge Coverage Ratio is at least 1.0:1.0 on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended immediately prior to the incurrence of such Liens (calculated as if such Debt had been incurred at the beginning of such period) and simultaneously with the incurrence of such lien on Non-ABL Collateral, the Collateral Agent is granted a second priority perfected Lien on such Non-ABL Collateral; and (x) Liens (excluding Liens on ABL Collateral) securing Debt permitted by Section 5.02(b)(xvii). Notwithstanding anything contained herein to the contrary, to the extent that any Loan Party incurs a Lien on any ABL Collateral or Non-ABL Collateral in accordance with this Section 5.02(a), the Administrative Agent, on behalf of the Lenders, may enter into an intercreditor agreement with the other applicable secured parties in form and substance reasonably satisfactory to the Administrative Agent and on such terms and conditions as are customary for similar financing in light of the then-prevailing market conditions as determined by the Administrative Agent giving due regard

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Second Amended and Restated Revolving Credit and Guaranty Agreement

to the first priority nature of the ABL Collateral (and the Required Lenders hereby authorize the Administrative Agent to enter into any such intercreditor agreement) (the “Intercreditor Agreement”) and the Collateral Agent, on behalf of the Lenders, may in connection therewith, make such amendments to the Security Agreement as it deems necessary to reflect the terms of such Intercreditor Agreement, in accordance with the amendment provisions as set forth in the Security Agreement.

(b) Debt. Contract, create, incur, assume or suffer to exist any Debt, or permit any of its Material Subsidiaries to contract, create, incur, assume or suffer to exist any Debt, except for (i) Debt under this Agreement and the other Loan Documents; (ii) (x) Surviving Debt and any Permitted Refinancing thereof and (y) Debt in respect of any Receivables Facility in an aggregate principal amount not to exceed €170,000,000 (or the equivalent amount in Dollars); (iii) Debt arising from Investments among the Borrower and its Subsidiaries that are permitted hereunder; (iv) Debt in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (v) guarantees of Debt otherwise permitted under this Agreement or non-recourse Debt in respect of Investments in joint ventures permitted under Section 5.02(f)(ix) or Section 5.02(f)(xv) provided that (A) if such Debt is secured, after giving pro forma effect thereto, the Availability Condition shall be satisfied and (B) if such Debt is unsecured, the pro forma Consolidated Fixed Charge Coverage Ratio is at least 1.0:1.0; (vi) Debt of Foreign Subsidiaries provided that (A) if such Debt is secured, after giving pro forma effect thereto, the Availability Condition shall be satisfied and (B) if such Debt is unsecured, the pro forma Consolidated Fixed Charge Coverage Ratio is at least 1.0:1.0; (vii) Debt constituting purchase money debt and Capitalized Lease obligations (not otherwise included in subclause (iii) above and including any such Debt or Capitalized Lease obligations assumed in connection with a Permitted Acquisition); provided that, at the time of incurrence of such Debt and after giving pro forma effect thereto, the Availability Condition shall be satisfied; (viii) (x) Debt in respect of Hedge Agreements entered into in the ordinary course of business to protect against fluctuations in interest rates, foreign exchange rates and commodity prices and (y) Debt arising under the Credit Card Program; (ix) indebtedness which may be deemed to exist pursuant to any surety bonds, appeal bonds or similar obligations incurred in connection with any judgment not constituting an Event of Default; (x) indebtedness in respect of netting services, customary overdraft protections and otherwise in connection with deposit accounts in the ordinary course of business; (xi) payables owing to suppliers in connection with the Tooling Program, (xii) Debt representing deferred compensation to employees of the Borrower or any other Loan Party incurred in the ordinary course of business; (xiii) Debt incurred by the Borrower or any of its Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case limited to indemnification obligations or obligations in respect of purchase price, including Earn-Out Obligations or similar adjustments; (xiv) Debt consisting of the financing of insurance premiums in the ordinary course of business; (xv) Debt supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit; (xvi) Subordinated Debt of the Loan Parties provided that after giving pro forma effect thereto, the pro forma Consolidated Fixed Charge Coverage Ratio is at least 1.0:1.0; (xvii) secured Debt not otherwise permitted hereunder so long as after giving pro forma effect thereto, the Availability Condition is satisfied; (xviii) Debt incurred in connection with the issuance of the Senior Notes (the “Senior Notes Debt”)(and any Permitted Refinancings thereof); (xix) Debt assumed in connection with any Permitted Acquisition (and any Permitted Refinancings thereof), provided that (1) such Debt was not incurred in contemplation of such Permitted Acquisition, (2) the only obligors with respect to any Debt incurred pursuant to this clause (xix) shall be those Persons who were obligors of such Debt prior to such Permitted Acquisition (and any other Person that would have been required to become an obligor under the terms of such Debt), and (3) both immediately prior and after giving effect thereto, no Default shall exist or result therefrom; (xx) Debt incurred by the Borrower or any of its Subsidiaries to finance any Permitted

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Acquisition (and any Permitted Refinancings thereof); (xxi) unsecured Debt not otherwise permitted hereunder so long as the Consolidated Fixed Charge Coverage Ratio is at least 1.0:1.0 on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended immediately prior to the incurrence of such Debt (calculated as if such Debt had been incurred at the beginning of such period) (and any Permitted Refinancings thereof); (xxii) Debt owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; and (xxiii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset. Notwithstanding anything contained herein to the contrary, to the extent that any Loan Party incurs Debt secured by any Non-ABL Collateral in accordance with this Section 5.02(b), the Collateral Agent, on behalf of the Secured Parties, shall be granted a second-priority lien in such Non-ABL Collateral.

(c) [Reserved].

(d) Dividends. Declare or pay, directly or indirectly, any dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) of the Borrower, or set apart any sum for the aforesaid purposes (collectively, “Restricted Payments”), except that:

(i) So long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Availability Condition shall be satisfied, the Borrower may make Restricted Payments in respect of its Preferred Interests; provided that the aggregate amount of dividends paid in any Fiscal Year shall not exceed $32,000,000; provided further that if the terms of this Section 5.02(d)(i) prevent the Borrower from declaring such Restricted Payments in any Fiscal Year, the aggregate amount of Restricted Payments paid in the immediately succeeding Fiscal Year (subject to this Agreement) may include the unused amount permitted hereunder for the prior year;

(ii) to the extent constituting Restricted Payments, the Borrower may enter into and consummate any transactions permitted under Section 5.02(e), (f) and (j);

(iii) [Reserved];

(iv) the Borrower may make Restricted Payments in respect of any class of its Equity Interests, provided that, before and after giving effect to such payment, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Availability Condition shall be satisfied;

(v) the Borrower may make Restricted Payments in respect of any class of its Equity Interests so long as such Restricted Payments are payable solely in shares of such class of Equity Interests; and

(vi) to the extent constituting Restricted Payments, the Borrower may (a) convert shares of its Preferred Interests into shares of common stock or other common Equity Interests, (b) without duplication of the foregoing and for the avoidance of doubt, provided that the Availability Condition shall be satisfied, make Restricted Payments in respect of its Preferred

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Interests in cash or (c) refinance such Preferred Interests (including related premiums) with Debt, provided that in respect of such Debt (1) if secured, after giving pro forma effect thereto, the Availability Condition is satisfied and (2) if unsecured, after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio on a pro forma basis is at least 1.0:1.0.

(e) Transactions with Affiliates.

(i) Enter into or permit any of its Material Subsidiaries to enter into any transaction with any of its Affiliates, other than on terms and conditions at least as favorable to the Borrower or such Subsidiary as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except for the following: (i) any transaction between any Loan Party and any other Loan Party or between any Non-Loan Party and any other Non-Loan Party; (ii) any transaction between any Loan Party and any Non-Loan Party that is at least as favorable to such Loan Party as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; (iii) any transaction individually or of a type expressly permitted pursuant to the terms of the Loan Documents; or (iv) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the relevant board of directors or (v) transactions in existence on the Closing Date and set forth on Schedule III and any renewal or replacement thereof on substantially identical terms.

(ii) The foregoing clause (i) shall not prohibit, to the extent otherwise permitted under this Agreement:

(A) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Borrower;

(B) loans or advances to employees or consultants of the Borrower or any of the Subsidiaries in accordance with Section 5.02(f);

(C) transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity);

(D) Restricted Payments permitted under Section 5.02(d) and Investments permitted under Section 5.02(f);

(E) transactions for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(F) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(G) payments by the Borrower and the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice) that complies with Section 5.02(d);

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(H) payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the disinterested directors of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(I) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries;

(J) transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower, provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity; or

(K) transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

(f) Investments. Make or hold, or permit any of its Material Subsidiaries to make, any Investment in any Person, except for (i) (A) ownership by the Borrower or the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 4.01 and (B) Investments consisting of intercompany loans or advances existing as of the Closing Date and other Investments existing as of the Closing Date and set forth on Schedule 5.02(f), together with any increase in the value of thereof, in each case as extended, renewed or refinanced from time to time so long as the aggregate thereof is not increased above the amount as of the Closing Date plus the increase in the value thereof unless otherwise permitted pursuant to another exception in this Section 5.02(f) and any Permitted Refinancing thereof; (ii) Investments in Cash Equivalents and Investments by Foreign Subsidiaries in securities and deposits similar in nature to Cash Equivalents and customary in the applicable jurisdiction; (iii) Investments or intercompany loans or advances (A) by any Loan Party to or in any other Loan Party, (B) by any Non-Loan Party to or in any Loan Party or (C) by any Non-Loan Party to or in any other Non-Loan Party; (iv) investments (A) received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in connection with the settlement of delinquent accounts and disputes with customers and suppliers, or (B) received in settlement of debts created in the ordinary course of business and owing to the Borrower or any of its Subsidiaries or in satisfaction of judgments; (v) Investments (A) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with current market practices, (B) in the form of extensions of trade credit in the ordinary course of business, or (C) in the form of prepaid expenses and deposits to other Persons in the ordinary course of business; (vi) Investments made in any Person to the extent such investment represents the non-cash portion of consideration received for an asset sale permitted under the terms of the Loan Documents; (vii) loans or advance to directors, officers and employees for bona fide business purposes and in the ordinary course of business in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; (viii) investments constituting guaranties otherwise permitted under this Agreement, including without limitation, guarantees of Debt permitted to be incurred under this Agreement and guaranties of leases and trade payables and other similar obligations entered into in the ordinary course of business; (ix) Permitted Acquisitions by Loan Parties, provided

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Second Amended and Restated Revolving Credit and Guaranty Agreement

that, before and after giving effect to any Permitted Acquisition, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Availability Condition shall be satisfied; (x) Investments in connection with the Tooling Program in an aggregate amount (together with any Investments in connection with the Tooling Program permitted under sub-clause (i)(B) above) not in excess of $135,000,000; (xi) Investments by Loan Parties in (x) Non-Loan Parties or (y) Dana Argentina Entities so long as immediately after giving effect to any such Investment made pursuant to this clause (xi) the Availability Condition is met or such Investments constitute Letters of Credit that are permitted to be issued hereunder to provide credit support for third-party Debt of Foreign Subsidiaries; (xii) Investments by Foreign Subsidiaries in other Foreign Subsidiaries and in the Loan Parties; (xiii) loans or advances made by any Foreign Subsidiary to the purchaser of receivables and receivables related assets or any interest therein to fund part of the purchase price of such receivables and receivables related assets or any interest therein in connection with the factoring or sale of such receivables pursuant to a transaction permitted pursuant to Section 5.02(b)(iii) or (vi); (xiv) Permitted Acquisitions by Foreign Subsidiaries so long as after giving pro forma effect thereto, the Availability Condition shall be satisfied; (xv) other Investments to the extent not permitted pursuant to any other subpart of this Section, provided that, before and after giving effect to such Investments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Availability Condition shall be satisfied; (xvi) Investments (including Permitted Acquisitions) made by the Borrower or any Subsidiary of the Borrower with proceeds of Debt incurred pursuant to Section 5.02(b)(vi); and (xvii) Investments (including Permitted Acquisitions) made by the Borrower or any Subsidiary of the Borrower with proceeds of Debt incurred pursuant to Section 5.02(b)(xvii), provided that, to the extent that such Investments are made by a Loan Party and constitute Debt, such Investments shall be pledged in favor of the Collateral Agent pursuant to the Security Agreement, provided, further, that, before and after giving effect to such Investments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Availability Condition shall be satisfied. Notwithstanding the foregoing, in the case of Investments permitted by clauses (xii) above, no such Investment may be made by any Loan Party unless, after giving effect thereto, the Availability Condition is satisfied.

(g) Disposition of Assets. Sell or otherwise dispose of, or permit any of its Material Subsidiaries to sell or otherwise dispose of, any assets (including, without limitation, the capital stock of any Subsidiary of the Borrower or a Material Subsidiary) except for (i) proposed divestitures publicly disclosed or otherwise disclosed in writing to the Administrative Agent, in each case at least five (5) Business Days prior to the Closing Date and satisfactory to the Administrative Agent and the Lenders; (ii) (x) sales of inventory or obsolete or worn-out property by the Borrower or any of its Subsidiaries in the ordinary course of business, (y) sales, leases or transfers of property by the Borrower or any of its Subsidiaries to the Borrower or a Subsidiary or to a third party in connection with the asset value recovery program, or (z) sales by Non-Loan Parties of property no longer used or useful; (iii) the sale, lease, transfer or other disposition of any assets (A) by any Loan Party to any other Loan Party, (B) by any Non-Loan Party to any Loan Party or (C) by any Non-Loan Party to any other Non-Loan Party; (iv) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries to any Person so long as (1) no Default has occurred and is continuing, (2) to the extent that any Eligible Inventory or any Eligible Receivables are disposed of in connection with such sale, lease or transfer, upon such sale, lease or transfer, the Borrower shall furnish to the Administrative Agent a revised Borrowing Base Certificate giving pro forma effect to such sale, lease or transfer of such Eligible Inventory or Eligible Receivables, as the case may be, and (3) the Loan Parties, taken as a whole, do not sell, lease or transfer all, or substantially all, of their assets to any Non-Loan Party or other Person; (v) sales, transfers or other dispositions of assets in connection with the Tooling Program;

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(vi) any sale, lease, transfer or other disposition made in connection with any Investment permitted under Sections 5.02(f)(ii), (iv), (v) or (viii) hereof; (vii) licenses, sublicenses or similar transactions of intellectual property in the ordinary course of business and the abandonment of intellectual property, in accordance with Section 13 of the Security Agreement, deemed no longer useful; (viii) equity issuances by any Subsidiary to the Borrower or any other Subsidiary of the Borrower to the extent such equity issuance constitutes an Investment permitted pursuant to Section 5.02(f)(iii); (ix) transfers of receivables and receivables related assets or any interest therein by any Foreign Subsidiary in connection with any factoring or similar arrangement permitted pursuant to Section 5.02(b); (x) other sales, leases, transfers or dispositions of assets for fair value at the time of such sale (as reasonably determined by Borrower) so long as (A) in the case of any sale or other disposition, in any single transaction or series of related transactions, in which the fair value of the assets being sold, leased, transferred or disposed of exceed $5,000,000 in any Fiscal Year and $50,000,000 during the term of this Agreement, not less than 75% of the net consideration is cash, (B) no Default or Event of Default exists immediately before or after giving effect to any such sale, lease, transfer or other disposition, (C) in the case of any sale, lease transfer or other disposition by any Loan Party, the fair value of all such assets sold, leased, transferred or otherwise disposed of in any Fiscal Year does not exceed an amount equal to $50,000,000 and (D) in the case of any sale, lease, transfer or other disposition by any Foreign Subsidiary, (1) no Default has occurred and is continuing, and (2) the Foreign Subsidiaries, taken as a whole, do not sell, lease or transfer all, or substantially all, of their assets.

(h) Nature of Business. Modify or alter, or permit any of its Material Subsidiaries to modify or alter, in any material manner the nature and type of its business as conducted at or prior to the Closing Date or the manner in which such business is currently conducted, it being understood that neither sales permitted by Section 5.02(g) nor Permitted Acquisitions shall constitute such a material modification or alteration.

(i) [Reserved].

(j) Mergers. Merge into or consolidate with any Person or permit any Person to merge into it, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all of its property or business, except (i) for mergers or consolidation constituting permitted Investments under Section 5.02(f) or asset dispositions permitted pursuant to Section 5.02(g), (ii) mergers, consolidations, liquidations or dissolutions (A) by any Loan Party (other than the Borrower) with or into any other Loan Party, (B) by any Non-Loan Party with or into any Loan Party or (C) by any Non-Loan Party with or into any other Non-Loan Party; provided that, in the case of any such merger or consolidation, the person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, and provided further that in the case of any such merger or consolidation (x) to which the Borrower is a party, the Person formed by such merger or consolidation shall be the Borrower and (y) to which a Loan Party (other than the Borrower) is a party (other than a merger or consolidation made in accordance with subclause (B) above), the Person formed by such merger or consolidation shall be a Loan Party on the same terms; and (iii) the dissolution, liquidation or winding up of any subsidiary of the Borrower, provided that such dissolution, liquidation or winding up would not reasonably be expected to have a Material Adverse Effect and the assets of the Person so dissolved, liquidated or wound-up are distributed to the Borrower or to another Loan Party.

(k) Amendments of Constitutive Documents. Amend its constitutive documents, except for amendments that would not reasonably be expected to materially adversely affect the interests of the Lenders.

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(l) Accounting Changes. Make or permit any changes in (i) accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles, or (ii) its Fiscal Year.

(m) Negative Pledge; Payment Restrictions Affecting Subsidiaries. Enter into or allow to exist, or allow any Material Subsidiary to enter into or allow to exist, any agreement prohibiting or conditioning the ability of the Borrower or any such Subsidiary to (i) create any Lien upon any of its property or assets, (ii) make dividends to, or pay any indebtedness owed to, any Loan Party, (iii) make loans or advances to, or other investments in, any Loan Party, or (iv) transfer any of its assets to any Loan Party other than (A) any such agreement with or in favor of the Administrative Agent, the Collateral Agent or the Lenders; (B) in connection with (1) any agreement evidencing any Liens permitted pursuant to Section 5.02(a)(iii), (v), (vi), (vii) or (ix) (so long as (x) in the case of agreements evidencing Liens permitted under Section 5.02(a)(iii), such prohibitions or conditions are customary for such Liens and the obligations they secure and (y) in the case of agreements evidencing Liens permitted under Section 5.02(a)(v) and (vii) such prohibitions or conditions relate solely to the assets that are the subject of such Liens) or (2) any Debt permitted to be incurred under Section 5.02(b)(ii), (iii), (vi), (vii), (viii), (xi), (xiii), (xvi), (xvii), (xviii), (xix), (xx) or (xxi) above (so long as (x) in the case of agreements evidencing Debt permitted under Section 5.02(b)(vi), such prohibitions or conditions are customary for such Debt and (y) in the case of agreements evidencing Debt permitted under Section 5.02(b)(vii), such prohibitions or conditions are limited to the assets securing such Debt); (C) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; (D) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Borrower or any Subsidiary of the Borrower for the disposition of any of its property or assets so long as such disposition is otherwise permitted under the Loan Documents; (E) any such agreement imposed in connection with consignment agreements entered into in the ordinary course of business; (F) customary anti-assignment provisions contained in any agreement entered into in the ordinary course of business; (G) any agreement in existence at the time a Subsidiary is acquired so long as such agreement was not entered into in contemplation of such acquisition; (H) such encumbrances or restrictions required by applicable law; or (I) any agreement in existence on the Closing Date and listed on Schedule IV, the terms of which shall have been disclosed in writing to the Administrative Agent prior to the date thereof. Notwithstanding the foregoing, in no event shall the Borrower or any Subsidiary enter into or allow to exist, or allow any Material Subsidiary to enter into or allow to exist, any Debt described in clauses (a), (c), (f) or (h) (of such definition) secured by any Non-ABL Collateral prohibiting the ability of the Borrower or any such Subsidiary from creating a second priority Lien on Non-ABL Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.

(n) [Reserved].

(o) Prepayments, Amendments, Etc. of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt except (A) regularly scheduled (including repayments of revolving facilities) or required repayments or redemptions of Subordinated Debt permitted hereunder, (B) payments thereon necessary to avoid the Subordinated Debt from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Internal Revenue Code, (C) any prepayments or redemptions of Subordinated Debt in connection with a refunding or refinancing of such Subordinated Debt permitted by Section 5.02(b), or (D) any repayments of Subordinated Debt to the Company or its Subsidiaries that was permitted to be incurred under this Agreement; provided that in the case of any prepayments or redemptions by Loan

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Parties pursuant to the foregoing clauses (C) or (D), after giving pro forma effect thereto, the Availability Condition shall be satisfied; or (ii) amend, modify or change in any manner materially adverse to the Lenders any term or condition of any Subordinated Debt.

(p) [Reserved].

(q) [Reserved].

(r) [Reserved].

Section 5.03 Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent:

(a) Default Notice. As soon as possible and in any event within three Business Days after any Responsible Officer of the Borrower has knowledge of the occurrence of each Default or within five Business Days after any Responsible Officer of the Borrower has knowledge of the occurrence of any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer (or person performing similar functions) of the Borrower setting forth details of such Default or other event and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Quarterly Financials. Commencing with the Fiscal Quarter ending June 30, 2013, as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year (or such earlier date as the Borrower may be required by the SEC to deliver its Form 10-Q or such later date as the SEC may permit for the delivery of the Borrower’s Form 10-Q), a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous quarter and ending with the end of such quarter, and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth, in each case in comparative form the corresponding figures for the corresponding period of the immediately preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(c) Annual Financials. Within 90 days, for each Fiscal Year (commencing with the Fiscal Year ended December 2013, a copy of the annual audit report (it being understood that a copy of the annual audit report for the Fiscal Year ended December 2012 shall be provided upon the Closing Date), including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by (A) an opinion acceptable to the Lenders of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing acceptable to the Lenders, (B) a certificate of a Responsible Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, and (C) for any Fiscal Year after January 1, 2013, a schedule in form reasonably

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satisfactory to the Lenders of the computations used in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04; provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(d) Annual Budget. As soon as available, and in any event no later than 45 days after the end of each Fiscal Year of the Borrower, commencing with the Fiscal Year ending December 31, 2013, a reasonably detailed consolidated budget for the following Fiscal Year and each subsequent year thereafter through the Maturity Date (including a projected Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following Fiscal Year), the related projected Consolidated statements of cash flow and income for such Fiscal Year and the projected Availability (detailing the respective Borrowing Base and the amount of aggregate Advances) expected as of the end of each month during such Fiscal Year (collectively, the “Projections”) in the form delivered to the board of directors of the Borrower, which Projections shall be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on then reasonable estimates and then available information and assumptions; it being understood that the Projections are made on the basis of the Borrower’s then current good faith views and assumptions believed to be reasonable when made with respect to future events, and assumptions that the Borrower believes to be reasonable as of the date thereof (it being understood that projections are inherently unreliable and that actual performance may differ materially from the Projections).

(e) [Reserved].

(f) [Reserved].

(g) ERISA Events. Promptly and in any event within five Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred with respect to an ERISA Plan, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto, on the date any records, documents or other information must be furnished to the PBGC with respect to any ERISA Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(h) [Reserved].

(i) [Reserved].

(j) Multiemployer Plan Notices. Promptly and in any event within seven Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above.

(k) Litigation. Promptly after the commencement thereof, notice of each unstayed action, suit, investigation, litigation and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or

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any of its Subsidiaries that (i) is reasonably likely to be determined adversely and if so determined adversely would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

(l) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its public stockholders, copies of all regular, periodic and special reports, and all registration statements, that the Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange; provided that such documents may be made available by posting on the Borrower’s website.

(m) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any non-compliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to (i) result in a material loss or liability or (ii) cause any real property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(n) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent), the Administrative Agent or any of their advisors may from time to time reasonably request.

(o) Borrowing Base Certificate. A Borrowing Base Certificate substantially in the form of Exhibit I as of the date required to be delivered or so requested, in each case with supporting documentation (including, without limitation, the documentation described in Schedule 1 to Exhibit I) and a Hedge Value Report shall be furnished to the Administrative Agent: (i) as soon as available and in any event prior to the Initial Extension of Credit, (ii)(A) after the Initial Extension of Credit, on or before the 15th day following the end of each fiscal month, which monthly Borrowing Base Certificate shall reflect the Inventory updated as of the end of each such month and (B) in addition to such monthly Borrowing Base Certificates, (x) weekly Borrowing Base Certificates and a Hedge Value Report upon the occurrence and continuance of an Event of Default or if Availability is less than $62,500,000 for five consecutive Business Days, on or before the third Business Day following the end of each week, which weekly Borrowing Base Certificate shall reflect the Accounts updated as of the immediately preceding Thursday; provided that if Availability is equal to or greater than $62,500,000 for three (3) consecutive Business Days, such Borrowing Base Certificate shall be delivered pursuant to clause (ii)(A) herein and (y) at the option of the Borrower, weekly updates of Accounts and Hedge Value Reports, certified by a Responsible Officer, and (iii) if requested by the Administrative Agent at any other time when the Administrative Agent reasonably believe that the then existing Borrowing Base Certificate or Hedge Value Report is materially inaccurate, as soon as reasonably available after such request, in each case with supporting documentation as the Lenders may reasonably request (including without limitation, the documentation described on Schedule 1 to Exhibit I) and (iv) pursuant to Section 5.02(g)(iv). Notwithstanding anything to the contrary in Section 5.02(g) and Section 5.02(j), in connection with any liquidation or dissolution permitted hereunder of a Subsidiary (whose assets are included in the Borrowing Base and whose liabilities at such time are less than the assets of such Subsidiary), the Borrower shall deliver to the Administrative Agent, prior to such liquidation or dissolution, a pro forma Borrowing Base Certificate demonstrating that no overadvance shall result after giving effect to such liquidation or dissolution.

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Documents required to be delivered pursuant to Section 5.01 or this Section 5.03 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date of receipt by the Administrative Agent irrespective of when such document or materials are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website (the “Informational Website”), if any, to which each Lender and the Agents have unrestricted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the accommodation provided by the foregoing sentence shall not impair the right of the Administrative Agent to request and receive from the Loan Parties physical delivery of any specific information provided for in Section 5.01 or this Section 5.03. Other than with respect to the bad faith, gross negligence or willful misconduct on the part of the Lead Arrangers, Agents or Lenders, none of the Lead Arrangers, Agents or the Lenders shall have any liability to any Loan Party, each other or any of their respective Affiliates associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

Section 5.04 Financial Covenant. So long as any Financial Covenant Trigger Event shall have occurred and be continuing, the Consolidated Fixed Charge Coverage Ratio, for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.03(b), shall not be less than 1.0 to 1.0.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Advance or any unreimbursed drawing with respect to any Letter of Credit when the same shall become due and payable or any Loan Party shall fail to make any payment of interest on any Advance or any other payment under any Loan Document within five Business Days after the same becomes due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect, only to the extent that such representation and warranty is not otherwise qualified by materiality or Material Adverse Effect, when made or deemed made; or

(c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 5.01(i), 5.01(t), 5.02, 5.03 or 5.04; or

(d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for after the earlier of 30 days after (i) an Responsible Officer of any Loan Party obtaining knowledge of such default or (ii) the Borrower receiving notice of such default from any Agent or any Lender (any such notice to be identified as a notice of default and to refer specifically to this paragraph); or

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(e)  (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement (including, for the avoidance of doubt, any guaranty by the Borrower of Secured Hedge Agreements entered into by Dana Financial Services Switzerland GmbH with Hedge Banks) an Agreement Value) of at least $50,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Debt; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $50,000,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (iii) one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $50,000,000, shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) one or more final, non-appealable judgments or orders for the payment of money in excess of $50,000,000 (exclusive of any judgment or order the amounts of which are fully covered by insurance (less any applicable deductible) which is not in dispute) in the aggregate at any time, shall be rendered against any Loan Party or any of its Subsidiaries and enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(h) one or more nonmonetary judgments or orders shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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(i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party intended to be a party to it, or any such Loan Party shall so state in writing; or

(j) any Collateral Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien on and security interest in the Collateral purported to be covered thereby; or

(k) any ERISA Event shall have occurred with respect to an ERISA Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such ERISA Plan and the Insufficiency of any and all other ERISA Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) is reasonably likely to have a Material Adverse Effect; or

(l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $50,000,000 or requires payments exceeding $25,000,000 per annum; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $20,000,000; or

(n) any challenge by any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto; or

(o) a Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Banks or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of

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the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to 105% of the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

ARTICLE VII

THE AGENTS

Section 7.01 Appointment and Authorization of the Agents. (a) Each Lender Party hereby irrevocably appoints, designates and authorizes each of the Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against such Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to each Agent in this Article VII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VII and in the definition of “Agent-Related Person” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Bank. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Lender Parties, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any such provisions.

(b) Citigroup Global Markets Inc. hereby appoints CITI to act as “collateral agent” or as “administrative agent” solely for the purpose of negotiating, executing, accepting delivery of and otherwise acting pursuant to collateral access agreements, Landlord Lien Waivers or any other similar agreement.

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Section 7.02 Delegation of Duties.

(a) Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

(b) Without limitation of the provisions of Section 7.02(a), it is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein as a “Supplemental Collateral Agent”).

(c) In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 9.04 that refer to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

(d) Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

Section 7.03 Liability of Agents.

(a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to

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take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.

(b) No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender Party or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender Party or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(c) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Agent-Related Persons to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Agent-Related Persons.

Section 7.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent, as applicable. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be

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consented to or approved by or acceptable or satisfactory to a Lender unless the relevant Agent or Agents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 7.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to any Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent, in consultation with the Lenders, shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VI; provided, however, that unless and until the Administrative Agent has received any such direction, it may (but shall not be obligated to) take such action, or refrain from taking such action, in each case, in consultation with the Lenders, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 7.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 7.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of

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the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by any Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of each of the Agents. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.07 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Lender Party, its directors, shareholders or creditors and whether or not the transactions contemplated hereby are consummated.

Section 7.08 Agents in Their Individual Capacity.

(a) CITI, CGMI, MLPFS, Barclays, Deutsche Bank, UBS, JPMorgan, Bank of America and Wells Fargo and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though CITI, CGMI, MLPFS, Barclays, Deutsche Bank, UBS, JPMorgan, Bank of America and Wells Fargo, as the case may be, were not an Agent or Issuing Bank hereunder, as the case may be, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each of CITI, CGMI, MLPFS, Barclays, Deutsche Bank, UBS, JPMorgan, Bank of America and Wells Fargo and each of their respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that each of CITI, CGMI, MLPFS, Barclays, Deutsche Bank, UBS, JPMorgan, Bank of America and Wells Fargo and their respective Affiliates shall be under no obligation to provide such information to them. With respect to its Advances, each of CITI, CGMI, MLPFS, Barclays, Deutsche Bank, UBS, JPMorgan, Bank of America and Wells Fargo and their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, the Swing Line Lender or an Issuing Bank, as the case may be, and the terms “Lender” and “Lenders” include CITI, CGMI, MLPFS, Barclays, Deutsche Bank, UBS, JPMorgan, Bank of America and Wells Fargo in its individual capacity.

(b) Each Lender Party understands that the Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 7.08(b) as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective

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Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lender Parties that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender Party or use on behalf of the Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lender Parties.

(c) Each Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender Parties (including the interests of the Lender Parties hereunder and under the other Loan Documents). Each Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender Party. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Communications) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

Section 7.09 Successor Agent. (a) Each Agent may resign from acting in such capacity upon 30 days’ notice to the Lenders and the Borrower; provided that any such resignation by CITI shall also constitute the resignation by CITI as Issuing Bank. If an Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and Issuing Bank and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated and in the case of the Administrative Agent, the retiring Issuing Bank’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Agent or Issuing Bank, as the case may be, or any other Lender, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring with respect to such Letters of Credit. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII and Section 9.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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(b) The Administrative Agent shall be authorized, from time to time, to execute or to enter into amendments of, and amendments and restatements of, the Collateral Documents and the Intercreditor Agreement and any additional and replacement intercreditor agreements, in accordance with the terms of this Agreement, the Intercreditor Agreement and the other Loan Documents.

Section 7.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.08 and 9.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.08 and 9.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 7.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent and the Collateral Agent, at their option and in their discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.02(a);

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(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or if all of such Person’s assets are sold or liquidated as permitted under the terms of the Loan Documents and the proceeds thereof are distributed to the Borrower; and

(d) to acquire, hold and enforce any and all Liens on Collateral granted by and of the Loan Parties to secure any of the Secured Obligations, together with such other powers and discretion as are reasonably incidental thereto.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders (acting on behalf of all the Lenders) will confirm in writing the Administrative Agent’s authority to release Liens or subordinate the interests of the Secured Parties in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 7.11.

Each Lender acknowledges and agrees that the security interests in, and Liens on, any asset or property of any Loan Party constituting “Collateral” under the Existing Credit Agreement that does not constitute ABL Collateral are automatically released and discharged upon the Closing Date. The Lenders irrevocably authorize the Administrative Agent and the Collateral Agent to promptly take all additional steps reasonably requested by the Borrower (or its representative) to evidence the release of such security interests and Liens. The Loan Parties shall reimburse the Collateral Agent for all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the matters referred to in the previous sentence, and acknowledges that the Collateral Agent’s execution of, and/or delivery of, any documents evidencing such release is made without recourse, representation, warranty or other assurance of any kind by the Collateral Agent as to the Collateral Agent’s rights in any collateral security for amounts owing under the Loan Documents, the condition or value of any Collateral, or any other matter.

Section 7.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “book runner,” “documentation agent,” “arranger,” or “lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 7.13 Secured Pari Passu Agreements. (a) The Borrower and any Secured Pari Passu Counterparty may from time to time designate an agreement that otherwise would qualify as a Secured Pari Passu Agreement upon written notice to the Administrative Agent from the Borrower and such Secured Pari Passu Counterparty, in form reasonably acceptable to the Administrative Agent, which form shall include a description of such Secured Pari Passu Agreement, the maximum amount of obligations thereunder which are to constitute Secured Pari Passu Obligations (each, a “Designated Amount”); provided, that any such Designated Amount shall constitute Secured Pari Passu Obligations entitled to payments under (I) level second of the Waterfall, (i) in respect of Cash Management Obligations, in an aggregate amount not to exceed $25,000,000 (the “Cash Management Obligations Cap”) and (ii) in respect of Bank Product Obligations, in an aggregate amount not to exceed the Bank Product Cap and (II) at the election of the Borrower, a portion of the Designated Amount constituting available but unutilized Cash Management Obligations Cap or Bank Products Cap may constitute

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Secured Pari Passu Obligations entitled to payments under a level below level second in the Waterfall (such unutilized portions, being “Designated Subordinated Amounts”); provided, further, that (x) no Reserves shall be taken for such Designated Amount constituting Cash Management Obligations set forth in clause (i) above, (y) Reserves shall be taken in an amount equal to the Required Bank Product Reserve Amount with respect to such Designated Amount related to Bank Product Obligations set forth in clause (ii) above and (z) Reserves in respect of Designated Subordinated Amounts shall be taken in the Agent’s Permitted Discretion.

(b) The Borrowers and each applicable Secured Pari Passu Counterparty may increase, decrease or terminate any Designated Amount in respect of each applicable Secured Pari Passu Agreement upon written notice to the Administrative Agent; provided that any increase in a Designated Amount shall be deemed to be a new designation of a Designated Amount and shall be subject to the limitations set forth in Section 7.13(a). No obligations under any Secured Pari Passu Agreement in excess of the applicable Designated Amount shall constitute Obligations hereunder or the other Loan Documents entitled to payment under level second of the Waterfall or, in respect of Designated Subordinated Amounts, any other level in the Waterfall.

(c) No counterparty to a Secured Pari Passu Agreement that obtains the benefits of the Waterfall, the Guaranty, the Security Agreement or any Collateral by virtue of the provisions hereof or of the Security Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VII to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Obligations arising under any Secured Pari Passu Agreement unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from each applicable counterparty to such Secured Pari Passu Agreement.

Section 7.14 Indemnification. Each Lender Party shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender Party (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so) and (ii) any other present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto, in each case, which are attributable to such Lender Party and that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender Party under any Loan Document or otherwise payable by the Administrative Agent to the Lender Party from any other source against any amount due to the Administrative Agent under this Section 7.14.

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ARTICLE VIII

SUBSIDIARY GUARANTY

Section 8.01 Subsidiary Guaranty. Each Guarantor, other than Subsidiaries that are CFCs or Subsidiaries of Subsidiaries that are CFCs, severally, unconditionally and irrevocably guarantees (the undertaking by each Guarantor under this Article VIII being the “Guaranty”) the punctual payment when due, whether at scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, of all of the Obligations (excluding all Excluded Swap Obligations) of each of the other Loan Parties now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”; provided, that, endorsements of negotiable instruments for deposit or collection in the ordinary course of business are not Guaranteed Obligations for purposes of the foregoing Section 8.01), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the other Secured Parties solely in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any of the other Loan Parties to the Administrative Agent or any of the other Secured Parties under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Section 8.02 Guaranty Absolute. Each Guarantor, other than Subsidiaries that are CFCs or Subsidiaries of Subsidiaries that are CFCs, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each Guarantor, other than Subsidiaries that are CFCs or Subsidiaries of Subsidiaries that are CFCs, under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and such Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

(a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

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(c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other property and assets of any other Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries;

(f) any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party, as the case may be (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute this Guaranty or any other guarantee or agreement of the release or reduction of the liability of any of the other Loan Parties or any other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Loan Party or any other guarantor or surety other than payment in full in cash of the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any other Loan Party or otherwise, all as though such payment had not been made.

Section 8.03 Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Secured Parties which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral,

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and (ii) any defense based on any right of setoff or counterclaim against or in respect of such Guarantor’s obligations hereunder.

(d) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

Section 8.04 Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of its Obligations under this Guaranty or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all of the Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, and (c) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall pay to the Administrative Agent all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, and (iv) the Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by such Guarantor.

Section 8.05 Additional Guarantors. Upon the execution and delivery by any Person of a guaranty joinder agreement in substantially the form of Exhibit H hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall include each such duly executed and delivered Guaranty Supplement.

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Section 8.06 Continuing Guarantee; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, and (iii) the Termination Date, (b) be binding upon each Guarantor and its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party under this Article VIII or otherwise, in each case as provided in Section 9.07.

Section 8.07 No Reliance. Each Guarantor has, independently and without reliance upon any Agent or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 8.08 No Fraudulent Transfer. Each Guarantor which is incorporated or formed under the laws of a jurisdiction located within the United States, and by its acceptance of this Guaranty, the Agents and each Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of such Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of U.S. bankruptcy laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of such Guarantor hereunder. To effectuate the foregoing intention, the Agents, the Secured Parties and such Guarantors hereby irrevocably agree that the Guaranteed Obligations of such Guarantor under this Guaranty at any time shall be limited to the maximum amount as will not result in the Guaranteed Obligations of such Guarantor under this Guaranty constituting a fraudulent transfer or conveyance.

Section 8.09 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.09, or otherwise under this Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect in accordance with Section 8.06. Each Qualified ECP Guarantor intends that this Section 8.09 constitute, and this Section 8.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act; provided, that the Borrower, the Administrative Agent and the relevant swap provider may mutually agree to exclude a Loan Party from the requirement of this Section 8.09.

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ARTICLE IX

MISCELLANEOUS

Section 9.01 Amendments, Etc. Except as provided in Section 2.21, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall;

(a) waive any condition set forth in Section 3.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.05 or Section 6.01) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(e) change (i) Section 2.02(a) in a manner that would alter the pro rata nature of Borrowings required thereby or (ii) Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby, in each case with respect to clauses (i) and (ii) of this Section 9.01(e), without the written consent of each Lender;

(f) change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or grant any consent hereunder, without the written consent of each Lender;

(g) [Reserved];

(h) except in connection with a transaction permitted under this Agreement, release all or substantially all of the value of the Guarantors from the Guaranty or release all or substantially all of the ABL Collateral without the written consent of each Lender; and

(i) increase the advance rates set forth in the definition of the term “Borrowing Base”, add new asset categories to the Borrowing Base or otherwise cause the Borrowing Base or availability under the credit facility provided for herein to be increased (provided, that, the foregoing shall not limit the discretion of the Administrative Agent to add assets acquired in a Permitted Acquisition to the Borrowing Base) without the written consent of the Supermajority Lenders;

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and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender or the Issuing Banks, as the case may be, in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender or of the Issuing Banks, as the case may be, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. In the event that the Borrower requests that this Agreement or any other Loan Document be amended in a manner which would require the consent of each Lender and such modification or amendment is agreed to by the Required Lenders, then the Borrower and the Administrative Agent shall be permitted to amend this Agreement or such other Loan Document without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively, the “Non-Consenting Lenders”) to provide for (i) the termination of the Commitment of each of the Non-Consenting Lenders, (ii) the addition to this Agreement of one or more other financial institutions (each of which shall meet the requirements of Section 9.07), or an increase in the Commitment of one or more of the Required Lenders approving such modification or amendment, so that the aggregate value of the sum of each of the Lenders’ Commitments after giving effect to such amendment shall be in the same amount as the aggregate value of the sum of each of the Lenders’ Commitments immediately before giving effect to such amendment, (iii) if any Advances are outstanding at the time of such amendment, the making of such additional Advances by such new financial institutions or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Advances (including principal, interest, fees and other amounts due and owing under the Loan Documents) of the Non-Consenting Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate. Pursuant to the foregoing clause (ii), with respect to any such Non-Consenting Lender, the Borrower shall have the right (unless such Non-Consenting Lender promptly grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.07) to replace such Non-Consenting Lender by deeming (by notice to such Non-Consenting Lender) such Non-Consenting Lender to have assigned its Loan, and its commitments hereunder, to one or more assignees that have consented to such assignment and that are reasonably acceptable to the Administrative Agent, the Swing Line Lender and the Issuing Bank; provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender (including accrued fees and any amounts due under Section 2.08, 2.10 or 2.11) being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.07. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interest hereunder in the circumstances contemplated by this Section 9.01 and the Administrative Agent agrees to effect such assignment; provided that, if such Non-Consenting Lender does not comply with Section 9.07 within three (3) Business Days after the Borrower’s request, compliance with Section 9.07 shall not be required to effect such assignment.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

Notwithstanding anything to the contrary in this Section 9.01, if at any time on or before the date that is sixty (60) days following the Closing Date, the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Each Loan Party acknowledges the agreements set forth in the Fee Letter and the Administrative Agent Fee Letter and agrees that it will execute and deliver such amendments to the Loan Documents as shall be deemed advisable by CGMI to give effect to the provisions of the Fee Letter and the Administrative Agent Fee Letter. Notwithstanding anything to the contrary in this Section 9.01, the Administrative Agent and the Loan Parties shall be permitted to execute and deliver such amendments and such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 9.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Borrower or any Guarantor, at (i) the Borrower’s address at 3939 Technology Drive, Maumee, Ohio 43537, Attention: Treasurer, (ii) One Village Center Drive, Van Buren Michigan 48111, Attention: Ken Andrysiak and (iii) as well as to the attention of the general counsel of the Borrower at the Borrower’s address, fax number (419) 535-4544; if to any Lender or any Issuing Banks, at its Applicable Lending Office, respectively, specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Applicable Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent, at its address at 390 Greenwich Street, New York, New York 10013, fax number (646) 291-3359, Attention: Shane Azzara, as well as to Shearman & Sterling, counsel to the Administrative Agent, at its address at 599 Lexington Avenue, New York, New York 10022, fax number (212) 848-7179, Attention: Maura O’Sullivan, Esq.; or, as to the Borrower, any Guarantor or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed or telecopied, be effective three Business Days after being deposited in the U.S. mails, first class postage prepaid, delivered to the telegraph company or confirmed as received when sent by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, Borrowing or other Extension of Credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Extension of Credit thereunder (all such non-excluded

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communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on an Informational Website or a substantially similar electronic transmission system (the “Platform”).

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.03 No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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Section 9.04 Costs, Fees and Expenses. (a) Each Loan Party agrees (i) to pay or reimburse the Administrative Agent, the Syndication Agent, the Collateral Agent, the Documentation Agents, and each Lead Arranger for all reasonable costs and expenses incurred by each such Agent in connection with (a) the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), (b) the syndication and funding of the Revolving Credit Facility, (c) the creation, perfection or protection of the liens under the Loan Documents (including all reasonable search, filing and recording fees) and (d) the ongoing administration of the Loan Documents (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto and costs associated with insurance reviews, collateral audits, field exams, collateral valuations and collateral reviews); provided, that, prior to the occurrence, and during the continuance, of a Default or Event of Default, reasonable attorney’s fees shall be limited to one primary counsel and, if reasonably required by any Agent, local or specialist counsel, provided further that no such limitation shall apply if counsel determines in good faith that there is a conflict of interest that requires separate representation for any party, and (ii) to pay or reimburse each Agent and each of the Lenders for all reasonable documented costs and expenses, incurred by such Agent or such Lenders and in connection with (a) the enforcement of the Loan Documents or collection of payments due from any Loan Party and (b) any legal proceeding relating to or arising out of the Revolving Credit Facility or the other transactions contemplated by the Loan Documents. The foregoing fees, costs and expenses shall include all search, filing, recording, title insurance, collateral review, monitoring, and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Agents and the cost of independent public accountants and other outside experts retained jointly by the Agents. All amounts due under this Section 9.04(a) shall be payable within ten Business Days after demand therefor accompanied by an appropriate invoice. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

(b) Whether or not the transactions contemplated hereby are consummated, each Loan Party shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, advisors, attorneys-in-fact and representatives (collectively the “Indemnitees”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several that may be incurred by, or asserted or awarded against any Indemnitee, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Liability related in any way to the Borrower or any other Loan Party in respect of Environmental Laws, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall

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not, as to any Indemnitee, be available to the extent that such claim, damage, loss, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Subsidiaries, any security holders or creditors of the foregoing an Indemnitee or any other Person, or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its Subsidiaries for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable to the Borrower or any of its Subsidiaries on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). No Indemnitee shall be liable to the Borrower or any of its Subsidiaries for any damages arising from the use by others of any information or other materials obtained through an Informational Website or other similar information transmission systems in connection with this Agreement. All amounts due under this Section 9.04(b) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any actual loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

Section 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender Party and its respective Affiliates under this

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Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

Section 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, each Agent, the Issuing Banks and the Swing Line Lender and the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender Party.

Section 9.07 Successors and Assigns. (a) Each Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500 (which shall not be payable by the Borrower). The parties hereto acknowledge and agree that, at the election of the Administrative Agent, any such Assignment and Acceptance may be electronically executed and delivered to the Administrative Agent via an electronic loan assignment confirmation system acceptable to the Administrative Agent (which shall include ClearPar, LLC).

(b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder, provided, that in the case of Section 2.12, such assignee shall have complied with the requirements of said Section and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the

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perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

(d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof and a copy of such Assignment and Acceptance to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto, as the case may be.

(f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance

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Second Amended and Restated Revolving Credit and Guaranty Agreement

and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which shall not be payable by the Borrower).

(g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest (other than default interest) on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release a substantial portion of the value of the ABL Collateral or the value of the Guaranties, (vi) the participating banks or other entities shall be entitled to the benefit of Section 2.12 to the same extent as if they were a Lender Party but, with respect to any particular participant, to no greater extent than the Lender Party that sold the participation to such participant (except to the extent that an entitlement to receive a greater amount results from a Change in Law that occurs after the Participant acquired the applicable participation) and only if such participant agrees to comply with Section 2.12(e) as though it were a Lender Party, and (vii) each Lender Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with Section 9.09 hereof.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time (and without the consent of the Administrative Agent or the Borrower) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System

(j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, however, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) Notwithstanding anything to the contrary contained herein, any Lender Party (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, however, that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

Section 9.08 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic communication shall be effective as delivery of a manually

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executed counterpart of this Agreement. This Agreement and the other Loan Documents, together with the provisions of the Engagement Letter that are stated to survive the execution hereof and the Fee Letter and the Administrative Agent Fee Letter, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 9.09 Confidentiality; Press Releases, Related Matters and Treatment of Information. (a) No Agent or Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (i) to such Agent’s or such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential, need to know basis, (ii) as requested or required by any law, rule or regulation or judicial process or (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

(b) Each of the parties hereto and each party joining hereafter agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender or its Affiliates or referring to this Agreement or any of the other Loan Documents without at least 2 Business Days’ prior notice to such Lender and without the prior written consent of such Lender or unless (and only to the extent that) such party or Affiliate is required to do so under law and then, in any event, such party or Affiliate will consult with the Borrower, the Administrative Agent and such Lender before issuing such press release or other public disclosure. Each party consents to the publication by the Agents or any Lender Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Agents reserve the right to provide to industry trade organizations such necessary and customary information needed for inclusion in league table measurements.

(c) Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Loan Parties or their securities (“Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender Party acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Administrative Agent nor any of its Agent-Related Persons shall, by making any Communications (including Restricting Information) available to a Lender Party, by participating in any conversations or other interactions with a Lender Party or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Agent-Related Persons be responsible or liable in any way for any decision a Lender Party may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent nor any of its Agent-Related Persons (i) shall have, and the Administrative Agent, on behalf of itself and each of its Agent-Related Persons, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party has or has not limited its access to Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender Party’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Loan Party or Lender Party or any of their respective Agent-Related Persons arising out of or relating to the Administrative Agent or any of its Agent-Related Persons providing or not providing Restricting Information to any Lender Party.

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Second Amended and Restated Revolving Credit and Guaranty Agreement

(d) Each Loan Party agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lender Parties whether by posting to the Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent and the Lender Parties to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of this Agreement) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lender Parties and may be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Platform not designated “Public Side Information.” Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Loan Party regarding whether a Communication contains or does not contain material non-public information with respect to any of the Loan Parties or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Loan Party, any Lender Party or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender Party that may decide not to take access to Restricting Information.

(e) Each Lender Party acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender Party agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf. Each Lender Party agrees to notify the Administrative Agent from time to time of such Lender Party’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(f) Each Lender Party acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lender Parties generally. Each Lender Party that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lender Parties may have access to Restricting Information that is not available to such electing Lender Party. None of the Administrative Agent nor any Lender Party with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender Party or to use such Restricting Information on behalf of such electing Lender Party, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(g) Clauses (c), (d), (e) and (f) of this Section 9.09 are designed to assist the Administrative Agent, the Lender Parties and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Lender Parties express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender Parties hereunder or thereunder may contain Restricting Information. Neither the Administrative Agent nor any of its Agent-Related Persons warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Agent-Related Persons warrant or make any other statement to the effect that a Loan Party or Lender Party’s adherence to such provisions will be sufficient to ensure compliance by such Loan Party or Lender Party with its

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Second Amended and Restated Revolving Credit and Guaranty Agreement

contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lender Parties and each Loan Party assumes the risks associated therewith.

Section 9.10 Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agents or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.

Section 9.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.12 Governing Law.

This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.13 Waiver of Jury Trial.

Each of the Guarantors, the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DANA HOLDING CORPORATION, as Borrower

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: VP, Treasurer

DANA LIMITED, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA AUTOMOTIVE SYSTEMS GROUP, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA DRIVESHAFT PRODUCTS, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA DRIVESHAFT MANUFACTURING, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA LIGHT AXLE PRODUCTS, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA LIGHT AXLE MANUFACTURING, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

DANA SEALING PRODUCTS, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA SEALING MANUFACTURING, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA STRUCTURAL PRODUCTS, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA STRUCTURAL MANUFACTURING, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA THERMAL PRODUCTS, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA HEAVY VEHICLE SYSTEMS GROUP, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA COMMERCIAL VEHICLE PRODUCTS, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

DANA COMMERCIAL VEHICLE MANUFACTURING, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

SPICER HEAVY AXLE & BRAKE, INC., as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA OFF HIGHWAY PRODUCTS, LLC, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA WORLD TRADE CORPORATION, as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA AUTOMOTIVE AFTERMARKET, INC., as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

DANA GLOBAL PRODUCTS, INC., as a Guarantor

By:	/s/ Lillian Etzkorn
Name: Lillian Etzkorn
Title: Treasurer

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

CITIBANK, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and a Lender

By:	/s/ Shane V. Azzara
Name: Shane V. Azzara
Title: Director and Vice President

CITIGROUP GLOBAL MARKETS INC., as Lead Arranger and Joint Bookrunner

By:	/s/ Shane V. Azzara
Name: Shane V. Azzara
Title: Director

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Lead Arranger and Joint Bookrunner

By:	/s/ Robert J. Lund
Name: Robert J. Lund
Title: Senior Vice President

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A., as Issuing Bank and Lender

By:	/s/ Gene Riego De Dios
Name: Gene Riego De Dios
Title: Vice President

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., as Syndication Agent, Issuing Bank and Lender

By:	/s/ Thomas J. Brennan
Name: Thomas J. Brennan
Title: Senior Vice President

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

BARCLAYS BANK PLC, as Lender

By:	/s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

UBS LOAN FINANCE, LLC, as Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Authorized Signatory

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Authorized Signatory
Name: Authorized Signatory
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Revolving Credit and Guaranty Agreement]